                                                                   EXHIBIT 10.19

Exhibit A - Legal Description
Exhibit B -  Easement Deed and Agreement
Schedule 2.02 - Wastewater Discharge Quantities
Schedule 5.06 -  TCP Monthly Gas Cost Averaging Methodology


                           SERVICES SUPPLY AGREEMENT

     This Service Supply Agreement (this "AGREEMENT") is made and entered into as of June 10, 1997, by and between COLORADO GREENHOUSE, INC., a Delaware corporation ("CGI"), and THERMO COGENERATION PARTNERSHIP, L.P., a Colorado limited partnership ("TCP").


                                   Recitals
                                   --------

     A. TCP is the owner of certain land (the "THERMO PROPERTY") located in the City of Ft. Lupton, County of Weld and State of Colorado, and of certain buildings and improvements located thereon, including a twenty (20) acre greenhouse (the "EXISTING GREENHOUSE") and a gas-fired cogeneration power plant (the "POWER PLANT"). TCP leases approximately 35 acres of the Thermo Property (the "LEASED LAND"), including the Existing Greenhouse to ROCKY MOUNTAIN PRODUCE LIMITED LIABILITY COMPANY, a Colorado limited liability company ("ROCKY MOUNTAIN") pursuant to a certain Thermal Supply Lease Agreement bearing an effective date of March 22, 1993 (as heretofore and hereafter amended and supplemented from time to time, the "ROCKY MOUNTAIN TSA"), a complete copy of which has heretofore been furnished by Rocky Mountain to CGI.

     B. COLORADO GREENHOUSE LLC, a Colorado limited liability company ("CG"), an affiliate of CGI, operates the Existing Greenhouse pursuant to a certain Greenhouse Operation and Management Agreement dated as of December 29, 1994 between Rocky Mountain and CG.

     C. CGI has acquired from Thermo Greeley I, Inc., a Colorado corporation ("THERMO GREELEY"), certain real property (the "CGI PROPERTY") consisting of approximately 26.752 acres of land adjacent to the Leased Land, as more particularly described on EXHIBIT A attached hereto. The CGI Property has been duly subdivided pursuant to that certain Subdivision Plat of the Colorado Greenhouse Addition which was recorded on May 12, 1997 in the real property records of the Office of the Clerk and Recorder of Weld County, Colorado, at Reception No. 02547711. CGI intends to construct a twenty (20) acre greenhouse (the "NEW GREENHOUSE") on the CGI Property in close proximity to the Existing Greenhouse. CGI and CG intend to jointly market, sell and distribute the produce from the Existing Greenhouse and the New Greenhouse.

     D. In connection with the operation of the Power Plant and the Existing Greenhouse, TCP (as one of multiple successors and assigns of Thermo Carbonic, Inc.) obtains water and has access to wastewater discharge services from the City of Ft. Lupton (the "CITY") pursuant to a certain Annexation Agreement dated as of December 6, 1991 (the "ANNEXATION AGREEMENT") which is recorded in Book 1352 as Reception No. 02305317 in the land records of Weld County, Colorado. In addition, TCP generates thermal energy at the Power Plant and obtains natural gas from third parties. TCP furnishes thermal energy and natural gas to Rocky Mountain for use in the Existing Greenhouse pursuant to the Rocky Mountain TSA.

     E. CGI desires to obtain from TCP and TCP desires to furnish to CGI thermal energy and certain other services, and the use of certain easements (the "EASEMENTS") through which such services may be provided, as described below, useful for CGI's operation of the New Greenhouse.

     NOW, THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                              GENERAL PROVISIONS

     1.01 Construction of New Greenhouse.  CGI has commenced construction of the
          ------------------------------
New Greenhouse and shall use due diligence to complete and commence operations within the shortest practical time. CGI shall substantially complete construction of the New Greenhouse on or before December 1, 1997. The term "New Greenhouse" shall include all new or modified facilities necessary or desirable for TCP to furnish and CGI to receive the Services. Except as provided in
Section 4.02, below, TCP shall not be required to bear or contribute to the cost of any such new or modified facilities.

     1.02 Agreement to Provide Services.  TCP shall, during the Term of this
          -----------------------------
Agreement, provide to CGI the services described in Articles II, III, IV, and V, below (the "SERVICES") upon the terms and conditions and for the consideration specified herein. TCP's obligation to provide Services shall commence on the substantial completion of construction of the New Greenhouse or on such earlier date as all such facilities required to deliver the Services have been installed by CGI and CGI has need of the Services.

     1.03 Services Separable.  Each of the Services to be provided by TCP to CGI
          ------------------
is described separately in Articles II through V of this Agreement. If for any reason any one or more of the Services is terminated, then, unless otherwise agreed in writing by the parties, the provisions of this Agreement shall remain in full force and effect as to the other Services; provided, however, that TCP shall have no obligation to furnish any of the other Services to CGI at any time when CGI has not accepted, and it appears to TCP that CGI will not accept, for the calendar year in question CGI's maximum annual purchase obligation (as set forth in section 4.3) for thermal energy for use in the New Greenhouse; provided, however, that prior to suspending such other Services, TCP shall notify CGI of TCP's intention to suspend such other Services at a future date not less than thirty (30) days from the date of such notice; and provided, further that if, within such period, CGI furnishes adequate assurances to TCP that the annual purchase obligation will be met, TCP shall not suspend any other Services.

     1.04  Term.  The term ("TERM") of this Agreement shall commence on the date
           ----
first above written and shall expire upon the earlier of the following: (a) June 4, 2019, (b) the mutual written consent of both parties hereto, or (c) the date upon which the Annexation Agreement expires or is terminated; provided, however, that in the event this Agreement is terminated under clause (c) above, the parties hereto shall amend and restate this Agreement to continue the same in effect until (a) or (b) occurs in the event that the Annexation Agreement is renewed or otherwise extended without material change.


                                  ARTICLE II
                              WASTEWATER SERVICES

     2.01  Agreement to Accept Wastewater from New Greenhouse.  Subject to
           --------------------------------------------------
compliance by CGI with the terms and conditions of this Agreement, the Annexation Agreement, and a certain "Subdivision Agreement" dated May 13, 1997 between the City and CGI which agreement includes, among other things, a written acknowledgment that the City will consider the New Greenhouse a part of the "PROJECT" (as such term is defined in the Annexation Agreement) and the City's written consent to the furnishing of wastewater services to the New Greenhouse under this Agreement, TCP shall permit CGI to discharge wastewater from the New Greenhouse through TCP's existing wastewater discharge system which connects the Power Plant and Existing Greenhouse to the City's sewer service lines ("JOINTLY USED LINE"). If any sewerage lines or other facilities are required to be constructed on TCP's property, TCP's obligation to furnish wastewater services to the New Greenhouse shall not commence until such time as (i) such facilities have been constructed at the sole expense of CGI, and (ii) a separate written easement agreement, in form substantially similar to EXHIBIT B attached hereto, confirming the location of and CGI's duty to maintain such new facilities shall have been executed between CGI and TCP.

     2.02  Characteristics and Volumes of Wastewater Discharge.
           ---------------------------------------------------

           (a) The wastewater generated by the Existing Greenhouse and the New Greenhouse combined shall not contain substances or chemical components in volumes or concentrations or exhibit characteristics that exceed allowable tolerances for characteristics as set forth in Section C.4 of the Annexation Agreement. Should the quality or nature of the wastewater from the New Greenhouse (i) at the point of discharge (the "WASTEWATER DISCHARGE POINT") to TCP's wastewater discharge lines fail to meet the standards set forth in the Annexation

Agreement for discharge by TCP into the City's sewer system, or (ii) contribute to the failure of TCP's wastewater discharge to meet the Annexation Agreement standards at the point it is discharged by TCP into the City's sewer system (except to the extent such failure would not have occurred but for a material alteration by TCP of its existing wastewater discharge practices), then CGI, at its sole cost and expense, shall pretreat such wastewater, or a portion of it, to the extent necessary to make CGI's wastewater comply with such standards. The provisions in this Section are in addition to the rights and remedies available to TCP under Section 9.04.

          (b) Subject to Section 2.02(c), below, the maximum rate of flow (in gallons per minute) and volume of wastewater discharged by CGI into TCP's system by CGI and Rocky Mountain combined shall not exceed the lesser of (i) the capacity available from time to time of the existing facilities, or (ii) the limits on SCHEDULE 2.02. The parties acknowledge that the historic peak discharge of wastewater from the Existing Greenhouse has been approximately 75,000 gallons per day, however, the requirements of this Agreement shall govern future combined discharge volumes. With respect to capacity available from time to time, CGI's right to discharge wastewater into the TCP system shall be subject to pre-emption of such capacity by usage of the wastewater system downstream by the City, and by usage of the Jointly Used Lines by TCP for wastewater discharge from the Power Plant.

          (c) In addition, CGI, in combination with Rocky Mountain, shall be permitted to discharge into TCP's wastewater discharge facilities such quantities of wastewater in excess of the amounts specified in Schedule 2.02 to the extent that such additional discharge does not exceed the maximum total wastewater discharge rights of "ANNEXORS" under the Annexation Agreement (including without limitation the rights of TCP and Thermo Greeley I, Inc., their successors and assigns) less the aggregate portion of such maximum discharge capacity which is then being used by the City, TCP, and Rocky Mountain. Under no circumstances shall CGI be construed to be an assignee of any rights or privileges of Annexors under the Annexation Agreement.

          (d) TCP and CGI acknowledge that the capacity of the existing wastewater disposal facilities is such that when the City is utilizing such facilities downstream from the Plant, and the Plant is discharging into the system at its peak capacity, the capacity of the wastewater disposal facilities may be inadequate to permit discharge by Rocky Mountain and CGI of the volumes shown on Schedule 2.02. The parties also acknowledge that the Existing Greenhouse includes wastewater holding facilities to accommodate these temporary system overloads. Should it be determined at any time that such holding facilities are insufficient to accommodate wastewater generated from the New Greenhouse and the Existing Greenhouse combined, CGI shall curtail or discontinue (as required) its use of the existing wastewater discharge facilities until such time as CGI, at its cost, has increased the capacity of the discharge or holding facilities. In the alternative, CGI may make other lawful arrangements suitable to CGI for the disposal of wastewater from the New Greenhouse. TCP's prior written consent (which shall not be withheld or delayed unreasonably) shall be required for any modification by CGI of TCP's or the City's wastewater facilities which affect the operation of the Existing

Greenhouse or Power Plant. It shall be reasonable for TCP to withhold such consent if TCP's operations would be disrupted or impaired in any material way by CGI's activities.

     2.03  Sampling and Metering.  If not already existing upstream from where
           ---------------------
the combined Rocky Mountain/CGI wastewater flow enters TCP's system, CGI, at its sole cost and expense, shall construct and operate wastewater sampling, flow equalization, and flow recording facilities at the Wastewater Discharge Point to measure compliance with the wastewater characteristics, discharge flow rates and discharge volumes from the Existing Greenhouse and the New Greenhouse. CGI shall furnish to TCP quarterly reports of such records within thirty (30) days after the close of each calendar quarter concerning wastewater characteristics, flow rates, and volumes. TCP shall have the right to request and receive more frequent reports at reasonable intervals. If CGI discovers samples, measurements, or conditions that violate the terms of the Annexation Agreement, that exceed the volume limits set forth on Schedule 2.02, or that CGI reasonably believes may interfere with or otherwise have an adverse effect on TCP's wastewater discharge under the Annexation Agreement, CGI shall immediately notify TCP. Further, TCP may, at its sole discretion, and at reasonable times, elect to audit or review such sampling and measurement practices and may take such additional samples as TCP deems necessary or advisable to insure compliance with all wastewater discharge criteria under this Agreement. Subject to reasonable notice delivered to CGI, TCP shall have access to the Wastewater Discharge Point for the purpose of taking any such samples and monitoring any meter required by this Agreement.

     2.04  Payment.  CGI shall reimburse TCP monthly for TCP's actual cost
           -------
charged by the City for the volume of wastewater discharged from the New Greenhouse during that month, and for any and all other costs charged by the City pertaining to wastewater services provided hereunder to the extent such costs can reasonably be allocated to the New Greenhouse. Should the combined volume of discharge of wastewater by Rocky Mountain and CGI into the TCP facilities, when aggregated with the volume of wastewater discharged by TCP (including peak volume discharges from the Plant) cause the City to impose charges on the Project's discharge at rates in excess of the rates available to the Annexors for stipulated discharges under the Annexation Agreement, CGI shall reimburse TCP at such higher rates for such incremental volumes. If practical to do so and if permitted by the City in a manner which will assure that TCP will receive credit for such payments, CGI shall pay directly to the City all charges allocable to the New Greenhouse. In the event that TCP receives notice from the City of a rate adjustment for wastewater discharge service, TCP shall promptly deliver a copy of said notice to CGI. Nothing herein shall preclude TCP from passing on to Rocky Mountain, in such manner as may be determined from time to time between TCP and Rocky Mountain, any charges reasonably allocable to the Existing Greenhouse for wastewater discharge, including without limitation costs for excess usage at higher rates than those provided in the Annexation Agreement.

                                  ARTICLE III
                                     WATER

     3.01  Agreement to Provide Water.  Subject to the terms and conditions of
           --------------------------
this Agreement and the Annexation Agreement, and compliance by CGI with the applicable terms of the Subdivision Agreement, TCP shall provide water from the City, and treat a portion of such water in TCP's existing treatment facilities, to CGI for use in the New Greenhouse. Such water shall be provided through TCP's existing waterlines to TCP's water treatment facility on the Thermo Property and through new waterlines to be constructed by CGI at CGI's expense from TCP's existing waterlines both upstream and downstream from the water treatment facility. All costs in connection with the installation of such new lines and any necessary upgrading of TCP's existing lines shall be borne by CGI. TCP's obligation to furnish and treat water to CGI shall not commence until such time as (i) all new and upgraded (if necessary) waterlines have been constructed, and (ii) a separate written easement agreement, in form substantially similar to EXHIBIT B attached hereto, confirming the location of and CGI's duty to maintain such waterlines shall have been executed between CGI and TCP. TCP's obligation to furnish such water shall at all times be limited to the quantities and flow rates provided in paragraph 3.02. Under no circumstances shall TCP be required to incur any cost or expense for upgrade or expansion of TCP's water treatment facilities in order to provide water service under this Agreement.

     3.02  Water Quality and Quantity.
           --------------------------

           (a) The quality of the treated water furnished by TCP to CGI hereunder shall be comparable to that currently furnished by TCP to Rocky Mountain for use in the Existing Greenhouse. To the extent TCP provides treated water to CGI in a manner comparable to the existing standards under which it provides treated water to Rocky Mountain, TCP shall not be responsible to CGI if such water quality is or should become unsatisfactory for use in the New Greenhouse.

           (b) The maximum respective rates of flow per minute and daily volumes of water which TCP shall be obligated to furnish to the Existing Greenhouse and the New Greenhouse shall not exceed 200 gallons per minute (gpm) and 288,000 gallons per day (gpd) of treated water, and 200 gpm and 250,000 gpd of untreated water. Notwithstanding the foregoing, TCP shall not at any time have any obligation to furnish to CGI water at flow rates and volumes in excess of the flow rates and volumes of water made available to TCP by the City less the combined amount required by TCP for operation of the Power Plant and the amount furnished by TCP to Rocky Mountain to service the Existing Greenhouse. The parties acknowledge that the historic usage of water in the Existing Greenhouse has been approximately 65,000,000 gallons per year, and that the limits set forth in this Agreement shall govern future combined usage by CGI and Rocky Mountain.

           (c) Notwithstanding the limits in Section 3.02(b), above, so long as water in excess of that provided in the preceding sentence (i) is available to TCP under the Annexation

Agreement, (ii) is deliverable by TCP to CGI without expansion or modification of TCP's or the City's existing water service and treatment facilities, and
(iii) is not required for use by TCP or Rocky Mountain, TCP shall also furnish to CGI such quantities and flow rates of treated and untreated water in excess of those maximums in the preceding paragraph for use in the New Greenhouse as CGI shall from time to time request. It is the intent of this paragraph 3.02(c) to allow CGI to obtain additional treated and untreated water from TCP for use in the New Greenhouse to the full extent such water is available to TCP from the City, within the capacity of TCP's current water service and treatment facilities, and not required for use by TCP and Rocky Mountain.

           (d) TCP makes no representations or warranties concerning the availability, quality, or quantity of water furnished by the City from time to time pursuant to the Annexation Agreement, nor does TCP make any representation or warranty that such water as may be furnished by the City will be sufficient for CGI's operation of the New Greenhouse.

     3.03  Storage and Metering.  CGI acknowledges that TCP does not have
           --------------------
reservoir facilities to store water for the Existing Greenhouse and the New Greenhouse. CGI shall, at its expense, construct whatever reservoir or other water storage facilities on the CGI Property may be needed to store clean water furnished to the New Greenhouse pursuant this Agreement. If requested by TCP, CGI shall, at CGI's expense, install, operate, and maintain metering as may be required to differentiate water usage between the Existing Greenhouse and the New Greenhouse. CGI shall read such meter(s) monthly and report the readings to TCP. Until such time as meters may be installed pursuant to this paragraph, TCP shall not be deemed to be in breach of its obligations hereunder for failure to accurately differentiate water usage between the Existing Greenhouse and the New Greenhouse, provided TCP uses reasonable efforts to do so.

     3.04  Payment.  CGI shall reimburse TCP monthly for (i) TCP's actual cost
           -------
charged by the City for the volume of untreated water which TCP delivers to CGI hereunder, and (ii) TCP's allocated cost for treated water delivered during that month to the "WATER DELIVERY POINT." Allocated costs for treated water shall be calculated in the same manner as TCP calculates costs for treated water furnished to Rocky Mountain for use in the Existing Greenhouse, adjusted from time to time for cost of water which TCP pays to the City. Should the combined volume of treated and untreated water delivered to Rocky Mountain and CGI, when aggregated with the volume of water used by TCP (including peak volume usage at the Plant), cause the City to impose charges on the Project's water usage at rates in excess of the rates available to the Annexors for stipulated quantities of water under the Annexation Agreement, CGI shall reimburse TCP at such higher rates for such incremental volumes. If practical to do so and if permitted by the City in a manner which will assure that TCP will receive credit for such payments, CGI shall pay all charges allocable (in TCP's reasonable discretion) to the New Greenhouse for untreated water directly to the City and shall reimburse TCP only for the cost of treated water as described above. CGI shall also reimburse TCP for any and all other costs charged by the City pertaining to water service to the extent such costs can reasonably be allocated to the New Greenhouse. In the event that TCP receives notice from the City of a rate adjustment for water service, TCP shall promptly deliver a copy of said notice to CGI. Nothing herein shall preclude TCP from passing on to Rocky Mountain, in such manner as may be determined from time to time between TCP and Rocky Mountain, any charges reasonably allocable (in TCP's reasonable discretion) to the Existing Greenhouse for water furnished to the Existing Greenhouse, including without limitation costs for excess usage at higher rates than those provided in the Annexation Agreement.


                                  ARTICLE IV
                                THERMAL ENERGY

     4.01  Agreements with Respect to Thermal Energy.  TCP shall provide to CGI,
           -----------------------------------------
and CGI shall purchase, thermal energy for the operation of the New Greenhouse. Such thermal energy shall be delivered by TCP to an interconnection point on the low pressure header at the Power Plant, through a hot water or steam supply and condensate collection system which shall be constructed by CGI as part of the New Greenhouse. The parties acknowledge that TCP intends to retain and use one hundred percent (100%) of the condensate. As an essential term of this Agreement, CGI agrees to use and operate the New Greenhouse only as a greenhouse for commercial production of agricultural products, or for such alternative uses (which may not be implemented prior to TCP obtaining certification by the Federal Energy Regulatory Commission ("FERC") that such alternative use constitutes a "useful thermal output" pursuant to the requirements set forth in the Regulations implementing the Public Utility Regulatory Policies Act of 1978, as amended from time to time, as currently established by FERC and set forth in Sections 292.201 through 292.207 of title 18, Code of Federal Regulations, and all amendments of such requirements which may become effective from time to time, and must in any event require consumption of sufficient useful thermal energy for the Power Plant to remain a "qualifying cogeneration facility" pursuant to the aforesaid requirements) as may be approved by TCP prior to any change of use, provided such TCP approval shall not be unreasonably withheld or delayed.

     4.02  Payments.  CGI shall pay TCP for thermal energy in monthly payments
           --------
at the rate equal to 1.2 times TCP's actual delivered cost for natural gas equal in BTU value to the number of BTUs of thermal energy delivered to CGI. Should CGI so request at least thirty (30) days prior to anticipated substantial completion of the New Greenhouse, simultaneously with TCP's first delivery of thermal energy to CGI pursuant to this Agreement, TCP shall pay to CGI the sum of One Hundred Thousand Dollars ($100,000.00) as full compensation for any and all costs which CGI may incur in connection with entering into this Agreement, including without limitation installation and upgrade of all facilities required under this Agreement and/or the Contract of Sale dated May 12, 1997 between Thermo Greeley I, Inc. and CGI. Should no such request be made, CGI shall receive, as full compensation aforesaid, a credit of $100,000 against CGI's first obligations to pay for Thermal energy first arising under this Section 4.02.

     4.03  Quantity.  Currently, TCP anticipates that it will be able to make
           --------
available for use within the New Greenhouse up to two hundred billion (200,000,000,000) BTUs of thermal energy each calendar year. TCP shall use all commercially reasonable efforts (but not to include modifications of turbine load or operation not otherwise consistent with prudent power plant operations) to make available to CGI a combination of thermal energy and/or natural gas totaling not less than 80,000,000 BTUs per hour for the operation of the New Greenhouse. TCP shall be obligated to deliver, and CGI shall be obligated to purchase, CGI's actual requirements for thermal energy used in the New Greenhouse, but not in excess of one hundred billion (100,000,000,000) BTUs per calendar year; provided, however, that if TCP is unable to deliver such amount of BTUs in thermal energy, TCP shall deliver such lesser quantity of BTUs of thermal energy as TCP shall produce and be able to make available to the New Greenhouse, together with natural gas of sufficient BTU value to equal one hundred billion BTUs when combined with the thermal energy delivered, as requested by CGI. In the event that CGI's needs for thermal energy exceed the foregoing maximum obligations of TCP, CGI shall notify TCP of its additional needs and TCP shall use reasonable efforts to supply such additional amounts consistent with TCP's normal operation of the Power Plant. The foregoing notwithstanding, with respect to calendar year 1997, the one hundred billion (100,000,000,000) BTU maximum purchase obligation shall be prorated based on the number of days in the calendar after thermal energy is required by CGI divided by 360, but CGI shall nevertheless use its best efforts to utilize, and TCP shall use its best efforts to produce and furnish, additional thermal energy consistent with TCP's normal operations of the Power Plant and its obligations to supply thermal energy to the Existing Greenhouse. If not already constructed in connection with the Existing Greenhouse, CGI, at its sole cost and expense, shall construct a metering and instrumentation system, reasonably satisfactory to TCP, to record the actual amount of thermal energy delivered to by CGI for the New Greenhouse. Procedures for measurement of the amount of thermal energy delivered shall be in accordance with the Rocky Mountain TSA.


                                   ARTICLE V
                                  NATURAL GAS

     5.01  Existing Supply and Transportation Contracts.  As of the date of this
           --------------------------------------------
Agreement, TCP (either directly or through a related company, Thermo Gas Marketing, Inc.) is purchasing and transporting natural gas to the Existing Greenhouse and the Power Plant pursuant to various contractual arrangements with gas producers and transporters. TCP receives the gas from its third-party transporters at a meter located on the Thermo Property and transports the gas to the Existing Greenhouse and the Power Plant through its own pipeline and facilities. TCP represents that its existing gas purchase and transportation arrangements (subject to certain provisions contained therein regarding the resale of gas) enable it to obtain sufficient quantities of gas in excess of TCP's requirements for use in the Power Plant to supply to CGI the gas described in paragraph 5.02, below. CGI acknowledges that such arrangements include purchasing natural gas as required in the spot market.

     5.02  Agreement to Provide Natural Gas.  If TCP is unable to deliver the
           --------------------------------
maximum amount of thermal energy which CGI is required to purchase on an annual basis under paragraph 4.03, (i.e. one hundred billion (100,000,000,000) BTUs per year), TCP, upon CGI's request, shall sell and deliver annually to CGI at the Delivery Point (as hereinafter defined) natural gas with BTU value equal to the difference between the BTU value of the thermal energy delivered by TCP pursuant to paragraph 4.03 and CGI's maximum required thermal energy purchase obligation. TCP shall use all commercially reasonable efforts to make available to CGI a combination of natural gas and/or thermal energy in a combined amount of not less than 80,000,000 BTUs per hour for the operation of the New Greenhouse, it being the intent that CGI's needs for heat for the New Greenhouse should be satisfied by TCP delivering amounts of thermal energy and natural gas that
together total not less than 80,000,000 BTUs per hour.   Although no monthly
nomination or forecast of gas requirements shall be required from CGI with respect to such obligatory gas sales, CGI shall use commercially reasonable efforts to inform TCP of its anticipated gas requirements 24 hours in advance of its needs. In addition, provided that CGI furnishes to TCP, not later than ten
(10) days before the month in which such gas is expected to be needed, a non-binding best efforts estimate of CGI's desired purchases of natural gas from TCP for the ensuing month, TCP shall use its best efforts to sell and deliver to CGI at the Delivery Point such additional quantities of gas as CGI shall request from time to time for use in the New Greenhouse; provided, however, that with respect to such monthly nominations TCP has first met its requirements for gas which is required for use in the Power Plant and to furnish thermal energy and gas to the Existing Greenhouse. CGI shall indemnify TCP for all storage and imbalance charges, costs and other expenses incurred by TCP resulting from CGI's failure to use all of the additional gas requested by CGI as contemplated in the
preceding sentence.   CGI shall have no minimum gas purchase obligation.  TCP's
obligation to use "best efforts" to sell and deliver to CGI such additional quantities of gas shall not require TCP to construct facilities or contract for firm, long-term incremental gas supplies requiring payment of demand charges or transportation service to fulfill such obligations.

     5.03  Delivery Point, Additional Pipeline, and Facilities.  The "DELIVERY
           ---------------------------------------------------
POINT" shall be one or more locations on TCP's gas distribution system mutually acceptable to the parties and located on the Thermo Property. CGI will at its expense construct and/or maintain such pipeline(s) and install meters and such other facilities as the parties shall mutually determine are reasonably necessary to accept and meter the gas at the Delivery Point and transport it to the New Greenhouse. CGI acknowledges that because TCP may commingle gas streams of varying BTU rating (due to ethane content), the BTU content of gas available on the low pressure side of TCP's gas header may vary from a low of approximately 950 BTU per MCF to a high of approximately 1300 BTU per MCF. If CGI desires either to limit this variation or to maintain a direct high pressure connection to a TCP supplier with which CGI intends to arrange direct purchases under the following Section 5.04, CGI may construct and/or maintain at CGI's expense a dedicated gas pipeline to the New Greenhouse from the TCP Gas Facilities (hereinafter defined) upstream from the TCP gas header. Other than the range of BTU content of the gas described above, CGI acknowledges that TCP makes no representation as to the quality of the gas provided hereunder and CGI accepts such gas "as is." TCP's obligation to furnish natural gas to CGI shall not commence until such time as a separate written easement agreement, in form substantially similar to EXHIBIT B attached hereto, setting forth the location of such metering and pipeline facilities and CGI's obligations to maintain the same shall be executed between TCP and CGI. In no event shall TCP have any obligation to construct the meters and facilities described in this paragraph.

     5.04  Additional Gas.  CGI shall also have the right to arrange for the
           --------------
purchase of natural gas from third parties and the transportation of the gas to the point at which TCP receives its gas from third parties (the "RECEIPT POINT"). The TCP facilities that connect the Receipt Point to the Delivery Point are herein called the "TCP GAS FACILITIES." To the extent that TCP Gas Facilities have capacity in excess of that required for transporting gas required from time to time for use in the Power Plant and for furnishing thermal energy and gas to the Existing Greenhouse, TCP shall, at no charge to CGI except for any applicable costs of compression, transport gas delivered at the Receipt Point for CGI's account through the TCP Gas Facilities to the Delivery Point. CGI contemplates that any gas purchased by it for delivery under this paragraph shall meet or exceed general "pipeline quality" standards of Public Service Company and Colorado Interstate Gas and shall be consistent with the quality of the gas distributed in TCP's main gas lines. Under no circumstances shall TCP be required to incur any cost or expense to expand or enhance the TCP Gas Facilities to accommodate gas purchased by CGI for delivery to TCP and redelivery to CGI.

     5.05  Pressure. TCP shall provide gas at the low pressure side of TCP's gas
           --------
headers in excess of 100 psig but in no event greater than 150 psig.

     5.06  Payment.  CGI shall pay TCP monthly for all natural gas supplied by
           -------
TCP to CGI under this Agreement at the rate equal to TCP's full incremental monthly costs (as may be adjusted pursuant to Section 5.07 below) of producing, obtaining, and delivering such gas averaged in accordance with the methodology illustrated in the SCHEDULE 5.06 attached hereto. Such price is inclusive of all commodity gathering, transportation, treatment, compression, reservation, standby and backup charges and taxes, and CGI shall not reimburse TCP for any additional charges. There shall be no additional charge for the transportation of gas through the TCP Gas Facilities.

     5.07  Metering
           --------

           (a) CGI shall install, own, operate, and maintain a meter (or meters) at the Delivery Point to meter deliveries of gas to CGI. The changing of charts and calibrating and adjusting of this meter shall be done by CGI, at CGI's expense. TCP may install, maintain and operate such check measurement equipment as it may desire but such equipment shall not interfere in any way with the operation of CGI's measurement equipment.

           (b) The accuracy of the measuring equipment at the Delivery Point shall be tested at regular intervals of not less than once each six (6) months. Notice of the time and nature of each test shall be given by CGI to TCP sufficiently in advance to permit convenient arrangement for TCP's representative to be present. If, upon testing of any metering device owned and operated by CGI, such metering device is found to be inaccurate by two percent (2%) or less, previous readings of such equipment will be considered correct in computing the deliveries of gas hereunder but such equipment will immediately be adjusted to record accurately. If, upon testing, any such measuring equipment is found to be inaccurate by more than two percent (2%), the meter shall be immediately calibrated to measure correctly and any previous readings of such equipment will be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction will be for a period covering one-half of the time elapsed since the last test. Further, the costs of providing natural gas for such period shall be recalculated pursuant to
Section 5.06 above based on volumes adjusted to account for such inaccuracies. Either party may require a special test of the Delivery Point meter. If any such test is requested by TCP and, upon such test the measuring equipment is found to be registering within two percent (2%) of accuracy, the cost of such test will be charged to TCP; otherwise the cost of all such tests will be borne by CGI. If for any reason the meter was out of service or out of repair so that the period of inaccuracy cannot be estimated or computed from the reading thereof, the amount of gas delivered through the period such meter is out of service or out of repair will be estimated and agreed upon by the parties hereto upon the basis of the best data available by using the first of the following methods which is feasible:

     (i) by using the registration of any check meter, if installed and accurately registering;

     (ii) by correcting the error, if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or

     (iii) by estimating the quantity of gas delivered during the preceding periods under similar conditions when the meter was registering accurately.


                                  ARTICLE VI
                                   INSURANCE

     6.01  Casualty Insurance.  Subsequent to substantial completion of the New
           ------------------
Greenhouse and at all times thereafter throughout the Term of this Agreement, CGI shall continuously maintain in force and effect the following insurance coverage:

           (i) property damage insurance on an all risk basis including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence, and volcanic eruption) and flood and providing (i) coverage for the New Greenhouse in a minimum aggregate amount equal to the full insurable value of the New Greenhouse,
                (ii) coverage for foundations and other property below the surface of the ground, and (iii) soft costs defined as attorneys fees, engineering and other consulting costs, and permit fees that may be incurred due to damage to the premises in a minimum amount of $500,000. "Full insurable value" means the full replacement value of the New Greenhouse, including any improvements and equipment without deduction for physical depreciation and/or obsolescence; all such policies may have deductibles of not greater than $50,000; and

          (ii) boiler and machinery insurance coverage at the New Greenhouse, written on a comprehensive form basis for all insurable objects, including but not limited to pressure vessels, electrical turbines and equipment, motors, air tanks, boilers, machinery, pressure piping, or any other similar objects located on or adjacent to the New Greenhouse in a minimum aggregate amount equal to the "full insurable value" (as defined above), of the New Greenhouse, and expediting expenses in the amount of $100,000 (with losses to be adjusted on a full replacement value); all such policies may have deductibles of not greater than $50,000.

Prior to the time that CGI is required to maintain the foregoing insurance coverage, CGI shall maintain or cause its contractors to maintain adequate insurance coverage with respect to such of the foregoing risks as shall then be applicable, including builder's risk coverage with delay in start up coverage endorsement during construction.

     6.02  Liability Insurance.  Throughout the Term of this Agreement, CGI and
           -------------------
TCP shall each continuously maintain in force the following insurance coverage:

           (i) commercial general liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage, with coverage for products completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, and personal injury, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and a $2,000,000 aggregate annual limit;

          (ii) workers' compensation insurance as required by state laws, including employer's liability insurance for all employees in the amount of not less than the minimum statutory requirements; and

          (iii) automobile liability with limits of Two Million Dollars ($2,000,000) per occurrence with no aggregate limitation.

     6.03  Certain Policy Requirements.  All insurance policies required under
           ---------------------------
paragraph 6.03 shall be written by responsible and accredited companies of recognized standing authorized to do business in the State of Colorado, with a Best's Key Rating Guide rating of "A-X" or better (except for Lloyds of London, AEGIS, Colorado Compensation Insurance Authority or other companies acceptable to TCP), and shall provide that the policies shall not be cancelable except upon sixty (60) days' prior written notice by the insurer to the party to this Agreement which is not the owner of the policy, and to any mortgagee of the New Greenhouse. All liability policies shall be endorsed (i) to provide a severability of interests or cross liability clause; and (ii) that the insurance shall be primary and not excess to or contribution with any insurance or self-insurance maintained by others. CGI's policies shall be endorsed to name TCP, any mortgagee of the New Greenhouse, their respective officers, agents, partners, and such other parties as may reasonably be requested by TCP as additional insured parties, as their interests may appear. TCP's policies shall be endorsed to name CGI, its managers, agents, and such other parties as may reasonably be requested by CGI as additional insured parties, as their interests may appear. Each party shall deliver to the other a copy of such policies (or, in lieu of policies of insurance, certificates of insurance if then acceptable to such recipient) prior to the commencement of any work on the New Greenhouse, and a copy of any renewal policy (or certificate of insurance if then acceptable to TCP) shall be delivered to TCP and to any mortgagee of the New Greenhouse at least fifteen (15) days prior to the termination date of any expiring policy. TCP's liability insurance policy shall provide that in the event of injury as a result of the sole negligence of TCP, to persons or property on the CGI Property, TCP's liability coverage shall be primary, and in the event of injury to such persons as a result of the joint or concurrent negligence of CGI and TCP, the liability coverage of TCP and CGI shall contribute in proportion to the negligence of the insured parties. CGI's liability insurance policy shall provide that in the event of injury, as a result of the sole negligence of CGI to persons or property on the Thermo Property, CGI's liability coverage shall be primary and in the event of injury to such persons as a result of the joint or concurrent negligence of TCP and CGI the liability insurance coverage of TCP and CGI shall contribute in proportion to the negligence of the insured parties.

     6.04  Waiver of Subrogation.  CGI hereby waives, on behalf of itself and on
           ---------------------
behalf of all carriers of the insurance required to be maintained pursuant to paragraph 6.01, above, all claims, by subrogation or otherwise, which such waiving party might otherwise have against TCP for loss or damage to the New Greenhouse, and for legal liability arising out of perils insured against in accordance with such requirements of this Agreement, but only if this waiver does not or will not invalidate, limit, or otherwise restrict coverage.

     6.05  Exculpation for Property Damage.  All personal property of every kind
           -------------------------------
and description, including without limitation growing crops and agricultural products that may at any time be in, at or on the New Greenhouse, shall be kept in, at or on the CGI Property at CGI's sole risk, or at the risk of those claiming under CGI. Without limitation of the foregoing waivers of claims and subrogation, TCP shall not be liable for any damage to said personal property or any loss of business by CGI however arising, including without limitation from the bursting, overflowing, or leaking of water or pipes, from the malfunction of the heat transfer subsystem, or from other heating, electrical, or plumbing fixtures, from electric wires, from gas or odors, from acts of other persons on or in the vicinity of the Thermo Property or from any other cause in any other manner whatsoever, except for the grossly negligent or willfully tortious acts of TCP.


                                  ARTICLE VII
                                INDEMNIFICATION

     7.01  By CGI.
           ------

           (a) Subject to such waivers and limitations of liability as are specifically provided hereunder, CGI shall at all times defend, indemnify and save TCP, TCP's partners, and their respective shareholders, directors, officers, agents and employees and any lender providing secured financing to TCP and such lender's shareholders directors, officers, agents and employees (collectively "INDEMNITEES") harmless from any and all damages relating to the New Greenhouse, the CGI Property and the Easements, and from any damages that may occur or be claimed by or with respect to any party, person or persons, entity, property or chattels in, on, or about the New Greenhouse, or on the CGI Property or the Easements, resulting in whole or in part from any negligent or willfully tortious act done or omission by or through CGI, any affiliate of CGI, or any third party in the New Greenhouse or on the CGI Property or the Easements, or resulting from CGI's, any such affiliate's or any such third party's use, non-use, or occupancy of the New Greenhouse in any manner contrary to the requirements of this Agreement.

           (b) Without limiting the generality of the foregoing, CGI shall, except to the extent of such waivers and limitations, defend, indemnify and hold the Indemnitees free and harmless from and against all liability, loss, cost, damage and expense (including without limitation attorneys' and consultants' fees and expenses) incurred in connection with the environmental compliance, clean-up and other response obligations imposed under any "ENVIRONMENTAL LAWS" (as defined in the Rocky Mountain TSA and the Supplemental Agreement thereto dated April 7, 1993 (the "SUPPLEMENTAL AGREEMENT")) or in connection with third-party claims relating to or in connection with any violation by CGI or its affiliates, agents, employees, contractors, sublessees, successors or assigns of any Environmental Law or in connection with any "MATERIALS OF ENVIRONMENTAL CONCERN" (as defined in the Rocky Mountain TSA and the Supplemental Agreement) used, generated, treated, stored or otherwise located on the New Greenhouse, CGI Property or the Easements, or released by CGI or threatened to be released by CGI in, on, under, from or affecting the Power Plant or the Thermo Property or the Easements, except to the extent resulting from Indemnitee's negligence or intentionally tortious acts or omissions. CGI shall notify the Indemnitees promptly of any notice, advice or communication from any federal, state, regional or local governmental entity and instrumentalities thereof or any other source having jurisdiction (collectively, "GOVERNMENTAL AUTHORITY") with respect to Materials of Environmental Concern released by or threatened to be released by CGI which may be in, on, under, or released from or affecting the Power Plant or the Thermo Property. CGI shall also maintain at the New Greenhouse and the CGI Property, and keep available for inspection during ordinary business hours and following reasonable notice by the Indemnitees, accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all response actions taken, by CGI or, to its knowledge, by any Governmental Authority or other person in respect of Materials of Environmental Concern released by or threatened to be released by CGI which may be in, on, under, released from or affecting the Power Plant or the Thermo Property or the Easements.

           (c) The foregoing covenants of indemnity shall survive expiration or termination of this Agreement, and shall be construed as supplementary to and not be construed to conflict with or limit any other covenant of indemnity contained in this Agreement.

     7.02  By TCP.
           ------

           (a) Subject to such waivers and limitations of liability as are specifically provided hereunder, TCP shall at all times defend, indemnify and save CGI and CGI's shareholders, directors, officers, agents and employees (collectively "INDEMNIFIED PERSONS") harmless from any and all damages relating to the Power Plant, and from any damages that may occur or be claimed by or with respect to any party, person or persons, entity, property or chattels in, on, or about the Power Plant or the Thermo Property exclusive of the Leased Land and the Easements, resulting in whole or in part from any negligent or willfully tortious act done or omission by or through TCP, any affiliate of TCP, or any third party in the Power Plant or on the Thermo Property exclusive of the Leased Land and the Easements, or resulting from TCP's, any such affiliate's or any such third party's use, non-use or occupancy of the Power Plant in any manner contrary to the requirements of this Agreement.

           (b) Without limiting the generality of the foregoing, TCP shall, except to the extent of such waivers and limitations, defend, indemnify and hold the Indemnified Persons free and harmless from and against all liability, loss, cost, damage and expense (including without limitation attorneys' and consultants' fees and expenses) incurred in connection with the environmental compliance, clean-up and other response obligations imposed under any Environmental Laws or in connection with third-party claims relating to or in connection with any violation by TCP or its affiliates, agents, employees, contractors, sublessees, successors or assigns of any Environmental Law or in connection with any Materials of Environmental Concern (as defined in the Rocky Mountain TSA and the Supplemental Agreement) used, generated, treated, stored or otherwise located in or on the Power Plant or Thermo Property (exclusive of the Leased Land), or released by TCP or threatened to be released by TCP in, on, under, from or affecting the CGI Property, except to the extent resulting from the negligence or intentionally tortious acts or omissions of the Indemnified Persons. TCP shall notify the Indemnified Persons promptly of any notice, advice or communication from any Governmental Authority with respect to Materials of Environmental Concern released by or threatened to be released by TCP which may be in, on, under, or released from or affecting the CGI Property. TCP shall also maintain at the Power Plant and Thermo Property, and keep available for inspection during ordinary business hours and following reasonable notice by the Indemnified

Persons, accurate and complete records of all investigations, studies, sampling and testing conducted, and any and all response actions taken, by TCP or, to its knowledge, by any Governmental Authority or other person in respect of Materials of Environmental Concern released by or threatened to be released by TCP which may be in, on, under, released from or affecting the CGI Property.

           (c) The foregoing covenants of indemnity shall survive expiration or termination of this Agreement, and shall be construed as supplementary to and not be construed to conflict with or limit any other covenant of indemnity contained in this Agreement.


                                 ARTICLE VIII
                               DEFAULT; REMEDIES

     8.01  Default.  Should TCP or CGI fail to make any payment required to be
           -------
made to the other under this Agreement within five (5) days after such payment is due and payable, or should CGI fail to purchase and receive from TCP the quantities of thermal energy required under Article IV, above, or to continuously maintain in force and effect the insurance required of it under
Article VI, above, or should either party fail to perform any other covenant or comply with any other condition required to be performed or complied with by such party within thirty (30) days after written demand by the other party to perform or comply, said non-performing party shall be deemed to be in default of its obligations under this Agreement.

     8.02  Remedies.  In the event such default is not cured within the
           --------
applicable cure period (if any), the non-defaulting party shall be entitled to terminate this Agreement upon ten (10) additional days' written notice if the default has not been cured within such additional period, and in addition (or in the alternative) pursue any and all remedies available to it at law or in equity, including without limitation the remedy of specific performance. To the maximum extent permitted by law, should either party be in default under this Agreement the defaulting party covenants and agrees to pay and discharge all reasonable costs and expenses which shall be incurred by the non-defaulting party arising out of such default, in enforcing the covenants and agreements of this Agreement, including without limitation reasonable attorneys' fees. Notwithstanding the foregoing, in no event shall either party be liable for any consequential damages, damages for lost business, lost profits, or opportunities therefor, or business interruption, any claim or remedy therefor being specifically waived by each of the parties.

     8.03  Disputes Resolution.
           -------------------

     A. Unless any third party or parties providing financing to TCP shall object thereto not later than upon selection of the arbitration panel as hereinafter provided, all claims, disputes, and other matters in question arising out of or relating to this Agreement, or the breach thereof, shall, in lieu of court action, be submitted to arbitration in Weld County, Colorado before a panel of three (3) arbitrators. This agreement to arbitrate shall be specifically enforceable under the arbitration laws of the State of Colorado. Demand for arbitration must be made within a reasonable time after the claim, dispute, or other matter in question has arisen. In no event shall the arbitration be made after the date when institution of legal or equitable proceedings based on such claims, dispute, or other matter in question would be barred by the applicable statute of limitations.

     B.   The arbitrators shall be appointed in the following manner:

          (1) The claimant shall give notice in writing to that effect to the respondent and shall in such notice appoint the first arbitrator to the panel.

          (2) The respondent shall, within ten (10) days by notice in writing to the claimant, appoint a second arbitrator to the panel, and if the respondent shall fail to do so within the ten (10) day period such appointment may (at the request of the claimant) be made by any judge who is willing to so designate an arbitrator and who is at the time serving on the court of general jurisdiction for Weld County.

          (3) The two arbitrators appointed under subparagraphs (1) and (2), above, shall within ten (10) days appoint the third arbitrator to the panel, and if they shall fail to do so within the ten (10) day period such appointment shall (at the request of either party) be made in like manner as is provided for alternate appointment under subparagraph (2), above.

No person shall be appointed to act as an arbitrator unless such person shall be qualified by a minimum of ten (10) years' experience in the operation of or as a consultant to the cogeneration or commercial greenhouse industries, or a minimum of ten (10) years' experience in the private practice of law in a discipline relevant to such industries. No person shall be appointed as an arbitrator if such person is known to the party appointing the arbitrator to have some then existing business or professional relationship with the party making the appointment, or some interest or duty which conflicts or may conflict with such person's duty to decide the question under arbitration fairly and objectively. Should any arbitrator(s) be appointed who shall appear, at any time prior to the announcement by the arbitrators of their final award, to have a conflict of interest, the position and views of such arbitrator(s) shall be disregarded by the other(s) and if such disregard would result in the remaining arbitrator(s) being equally divided on the outcome, the remaining arbitrator(s) shall promptly appoint disinterested arbitrator(s) to succeed the interested arbitrator(s) before concluding the arbitration. Any willful attempt by either party to conceal a conflict of interest on the part of an arbitrator appointed by such party shall constitute fraud on the arbitration.

     C. Notwithstanding any provisions of law or rule of arbitration to the contrary:

          (1) The panel of arbitrators so appointed shall promptly fix a reasonable time and place for receiving submissions or information from the parties concerned or from any other persons that they think fit and such panel may make such other inquiries and require such other evidence as may be necessary for determining the matter before them.

          (2) If within a period of ninety (90) days after the date of the appointment of the said panel a decision shall not have been rendered by the panel or a majority thereof, a new panel of arbitrators shall at the request of either party be appointed in the manner aforesaid and the appointment of the previous panel shall thereupon cease.

          (3) The determination of the said panel of arbitrators shall be in writing and shall be final and binding upon the parties concerned except in the event of fraud, or agreed mistake, and judgment upon such determination rendered by the arbitrators may be entered in any court of competent jurisdiction. In addition to establishment and enforcement of such judgment for damages as may be awarded by the arbitrators, such judgment may establish the basis for entry by such court of an injunction, decree of specific performance, order of foreclosure, or such other legal or equitable remedy as it may appear to said court that the party receiving the award shall be entitled to under the circumstances.

          (4) Claimant and respondent shall each bear the costs and expenses of the arbitrator appointed by it or on its behalf, and also the costs and expenses of the third arbitrator shall be paid by either claimant or respondent, or shall be apportioned among parties to the arbitration in such proportions as the panel of arbitrators shall in the circumstances consider proper.

          (5) Any party to the arbitration may cause to be joined in the arbitration any third party who is willing to be joined and whose presence in the arbitration may be necessary or desirable for a complete and final resolution of the claim, dispute, or other matter in question. After such joinder, such third parties shall have all rights of any other party to the arbitration, except that such third parties shall not participate in the selection or replacement of members of the arbitration panel. Refusal by such third parties to be joined shall not impair the effectiveness of the arbitration as between the claimant and the respondent.

          (6) Any party to the arbitration shall be entitled, in accordance with an expedited schedule which shall be determined by the panel upon request by any such party, to obtain discovery through depositions, interrogatories, demands for admissions and requests for production and inspection of documents and reports as provided for in the Colorado Rules of Civil Procedure, and should disputes arise with respect to such discovery procedures the party seeking discovery shall be entitled to apply to the court of general jurisdiction in Weld County, Colorado to enforce such rules.

          (7) A stenographic record of all arbitration proceedings shall be made upon request of any party to the arbitration, the cost of which shall be shared equally among all parties, and no party shall be entitled to receive a copy of the transcript of proceedings except upon payment of such party's respective pro rata share of such cost.

          (8) The arbitrators shall be required to make detailed findings of fact, conclusions of law, and award.

          (9) Except as is herein otherwise expressly provided or may be agreed by all parties to the arbitration, the arbitrators shall be governed by the Commercial Arbitration Rules of the American Arbitration Association (or its successor organization) then in effect.

These directions for arbitration shall be interpreted under the laws of Colorado. If at any time it is not possible to establish an arbitration in accordance with the foregoing, arbitration shall nevertheless be conducted in accordance with substitute procedures which shall be as nearly as may be practical in accordance with these prescribed procedures, and resort may be had to the court of general jurisdiction of Weld County, Colorado to establish the same.


                                  ARTICLE IX
                                 MISCELLANEOUS

     9.01  Maintenance and Repair; Casualty.  Throughout the Term of this
           --------------------------------
Agreement, and except as may otherwise be provided under other sections of this Agreement or in any of the easement agreements referred to herein, TCP and CGI shall each use their best efforts to keep and maintain in a state of good and safe condition and repair and in compliance with all applicable laws the lines, pipes, fixtures, and other facilities located on the Thermo Property (excluding the Easements and Leased Land) and CGI Property (including the Easements), respectively, used from time to time in connection with the furnishing of Services under this Agreement. In the event of damage by fire or other casualty, TCP shall repair, as expeditiously as practical, damage to such lines, pipes, fixtures, and other facilities located on the Thermo Property, and CGI shall repair, as expeditiously as practical, damage to such lines, pipes, fixtures, and other facilities located on the CGI Property. Under no circumstances shall either party be in default of its obligations to maintain and repair if such party is prevented from, or delayed in, making such repairs under the terms of any deed of trust covering its respective property or other related loan documents. Nothing in this paragraph 9.01 shall be construed to limit any waivers or exculpation extended to TCP under paragraph 6.02, above. Further, nothing herein shall be construed to impose upon TCP or any lender of TCP any obligation to maintain or repair any lines, pipes, fixtures or other facilities in the event such lender forecloses or is in the process of foreclosing upon the Thermo Property or any part thereof, or has exercised any of its other remedies so as to directly or indirectly control the affairs of TCP, provided that if such
                                                      --------
lenders subsequently dispose of TCP as a going concern to any successor person or entity which continues the operation of the Power Plant then such successor person or entity shall, if this Agreement shall otherwise be in full force and effect, be bound by the maintenance and repair obligations of this Section 9.01.

     9.02 Regulatory Compliance.  In the event that any governmental agency or
          ---------------------
authority should assert and continue to maintain that performance by TCP of any of its obligations hereunder is subject to modification or control by such agency or authority in the exercise of its regulatory jurisdiction, TCP shall inform CGI promptly and both parties shall cooperate in efforts to obtain a release from such asserted jurisdiction. If they are unable to do so within ninety (90) days after such jurisdiction is first asserted, TCP shall have the continuing right to terminate immediately such portion of this Agreement as is asserted to be subject to regulatory jurisdiction. If TCP terminates for this reason, it shall cooperate with CGI's efforts to obtain such services from public utilities or other third parties reasonably acceptable to CGI, and shall provide reasonable assistance to CGI in such efforts; provided, however, that while such cooperation and assistance shall not be construed to require the granting of any easement, right-of-way, or license with respect to the Thermo Property, or the Power Plant, TCP shall use all reasonable efforts to support CGI's efforts to obtain any such easement, right-of-way or license.; provided that TCP shall have no obligation to perform any actions which would subject it to additional regulatory control or jurisdiction.

     9.03 Force Majeure.  Subject to the provisions of Section 9.01 above, the
          -------------
obligations of TCP to supply Services hereunder shall be suspended for so long as TCP is prevented from performing such obligations by an act of God, strike, fire, flood, explosion, failure to obtain necessary materials or supplies (including without limitation failure by the City to supply services or utilities under the Annexation Agreement), equipment failure (provided TCP has maintained in good faith, consistent and adequate maintenance practices thereon), or any other similar cause (a "FORCE MAJEURE"). The obligations of CGI to make payments hereunder with respect to any specific Services shall be suspended during any period in which such Services are so suspended. The foregoing notwithstanding, no occurrence or circumstance shall give rise to a condition of Force Majeure unless such occurrence or circumstance is not reasonably within the control of and could not, in the exercise of reasonable diligence, have been avoided by the affected party. Each party shall use its best efforts to cause all conditions of Force Majeure to be alleviated as soon as is reasonably possible, but nothing herein shall be construed to require the settlement of strikes or labor disputes in any manner or at any time other than in the manner and at the time which is within the discretion of the party affected thereby. Further notwithstanding the foregoing, CGI shall at all times use its best efforts to continue to purchase and receive thermal energy in accordance with
Article IV.

     9.04 Annexation Agreement; Compliance with Laws.  In addition to its other
          ------------------------------------------
obligations under this Agreement, CGI shall at all times utilize the water and wastewater discharge Services in such a manner which will not cause TCP to violate any terms or conditions of the Annexation Agreement or any applicable law, permit or rule or regulation of any governmental agency having jurisdiction over TCP or CGI (each an 'Applicable Law"). In the event CGI's utilization of the water and wastewater discharge Services causes (or would cause) TCP to violate any of the terms or conditions of the Annexation Agreement or an Applicable Law, TCP shall notify CGI, TCP may suspend providing such Services until such time as the reason for the violation has been alleviated, and CGI shall indemnify and save TCP harmless from any liabilities and obligations to the City resulting from such violations. Under such circumstances, CGI assumes full responsibility to obtain, at its cost, water and wastewater services directly from the City or other third parties.

     9.05 Savings Clause.  If any clause or provision of this Agreement shall be
          --------------
held by final judgment of a court of competent jurisdiction to be illegal, invalid, or unenforceable, then it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, and in lieu of each clause or provision of this Agreement that is illegal, invalid, or unenforceable, there shall be added as a part of this Agreement a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible without being illegal, invalid, or unenforceable. If such reformation cannot be accomplished, the offending provision shall be stricken and the remainder of this Agreement shall remain in full force and effect; provided, however, that if such offending provision cannot be reformed without resulting in a material change in the contractual relationship between the parties, thereby depriving either or both of the parties of the benefit of the fundamental economic bargain herein provided, this Agreement shall become voidable upon demand of the party whose economic interests are thus impaired.

     9.06 Entire Agreement.  This Agreement, together with all Exhibits attached
          ----------------
hereto, the easement agreements referred to herein, and the contract of sale pursuant to which Thermo Greeley I, Inc. has sold the CGI Property to CGI, constitute the entire agreement between the parties hereto and supersede all prior and contemporaneous agreements, representations and understandings of the parties, both written and oral, regarding the subject matter of this Agreement. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     9.07 Parties in Interest.  This Agreement shall be binding upon, and shall
          -------------------
inure to the benefit of, the parties hereto and their respective successors and assigns, and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies. Notwithstanding any provision of this Agreement, TCP, in connection with a sale of the assets of the Power Plant, or CGI, in connection with a sale of the assets of the New Greenhouse, or otherwise, may propose to the other party that this Agreement be terminated, but no such termination should take place except on mutual agreement of the parties. In addition TCP may elect to discontinue providing for CGI one or more of the Services described herein, provided that TCP arranges for the substitute performance thereof, under substantially the same terms and conditions as set forth herein, by a third party which is satisfactory to CGI in its discretion, reasonably exercised. In such event, TCP shall be released from further liability to CGI for any failure to supply such Services in accordance with this Agreement. The foregoing provisions respecting the sale of the assets of the Power Plant shall have no application to any foreclosure upon or subsequent sale of the Thermo Property or any part thereof by any lender of TCP. In the event that any lender of TCP exercises any of its other remedies so as to directly or indirectly control the affairs of TCP and elects to discontinue the operations of the Power Plant, such lender shall have the right to terminate the Services being provided under this Agreement upon 90 days' prior written notice to CGI. No lender of TCP shall have the right to terminate the Easements under this Agreement other than upon the occurrence of a default by CGI hereunder or under such Easements and the expiration of any applicable notice and cure period set forth in Article 8 hereof or therein, or as otherwise provided in the Nondisturbance Agreement of even date herewith between CGI and the lenders of TCP.

     9.08 References.  References made in this Agreement, including the use of
          ----------
a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations.

     9.09 Language.  The language in all parts of this Agreement shall be
          --------
construed according to its fair meaning and not strictly for or against TCP or CGI. The caption of each section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision of this Agreement.

     9.10 Future Liability.  Termination of this Agreement shall not release any
          ----------------
party hereto from any liability or obligation hereunder resulting from any acts, omissions or events happening prior to such termination or expiration, or thereafter in case by the terms of this Agreement it is provided that anything shall or may have to be done after termination or expiration hereof.

     9.11 Relationship.  Nothing contained in this Agreement shall be deemed or
          ------------
construed by the parties or by any third person or court to create the relationship of principal and agent or of partnership or of joint venture or of any association between TCP and CGI, and neither the method of computation of payments nor any other provisions contained in this Agreement nor any acts of the parties shall be deemed to create any relationship between TCP and CGI other than the relationship of a provider and user of the Services for the purposes set forth herein.

     9.12 Counterparts.  This Agreement may be executed by the parties in any
          ------------
number of counterparts, each of which shall be deemed an original instrument but all of which together shall constitute but one and the same instrument.

     9.13 Notices.  All notices and communications required or permitted under
          -------
this Agreement shall be in writing, and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered, or if sent by facsimile or U.S. mail, when received in legible form during normal business hours, by the party charged with such notice and addressed as set forth below:

     If to CGI:
     ---------

          Colorado Greenhouse, Inc.
          6811 Weld County Road 31
          Ft. Lupton, Colorado  80621
          Facsimile No. (303) 857-4049
          Attention:  Matthew Cook

     If to TCP:
     ---------

          Thermo Cogeneration Partnership, L.P.
          1735 19th Street, 2nd Floor
          Denver, Colorado  80202-1005
          Facsimile No.:  (303) 294-0691
          Attention:  James Monroe, III

Either party may, by written notice so delivered to the other party, change the address or individual to which delivery shall thereafter be made.

     9.14 Governing Law.  This Agreement and the transactions contemplated
          -------------
hereby shall be construed in accordance with, and governed by, the laws of the State of Colorado.

     9.15 Condition Precedent.  Anything herein to the contrary notwithstanding,
          -------------------
TCP shall have no obligations under this Agreement until this Agreement shall have been consented to by the holder(s) of any deeds of trust currently encumbering the TCP Property and the lenders under any loan documents related thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


                              THERMO COGENERATION PARTNERSHIP, L.P.,
                              a Colorado limited partnership

                              By: Thermo Ft. Lupton, L.P.,
                                  a General Partner

                                  By: Thermo Ft. Lupton I, Inc.,
                                      the General Partner


                                       By:  /s/ James Monroe, III
                                            -------------------------
                                            James Monroe, III
                                            President


                              COLORADO GREENHOUSE, INC.,
                              a Delaware corporation


                              By:  Edward J. Wetherbee
                                   -----------------------------------
                                   Edward J. Wetherbee
                                   Chief Executive Officer

                                    JOINDER
                                    -------


          Rocky Mountain and CG acknowledge that certain of this Agreement provisions relating to the Easements may affect the Existing Greenhouse, the Rocky Mountain TSA, and the Greenhouse Operation and Management Agreement, and hereby join in the execution of this Agreement for the purpose of consenting to such provisions and for the purpose of consenting to (and if necessary, agreeing to join in) the execution of the easement agreements referred to herein and in the Contract of Sale between Thermo Greeley I, Inc. and CGI, to the extent such easements affect the Existing Greenhouse.

                             ROCKY MOUNTAIN PRODUCE LIMITED
                             LIABILITY COMPANY


                             By:/s/ Edward J. Wetherbee
                                -----------------------------------
                             Printed name: Edward J. Wetherbee
                                          -------------------------
                             Title: Management Committee Member
                                   --------------------------------

                             COLORADO GREENHOUSE LIMITED
                             LIABILITY COMPANY


                             By:/s/ Edward J. Wetherbee
                                -----------------------------------
                             Printed name: Edward J. Wetherbee
                                          -------------------------
                             Title: Chief Executive Officer
                                   --------------------------------

                                   EXHIBIT A

ORDER NUMBER: 96049198 C-7

                               LEGAL DESCRIPTION

     CONSIDERING THE WEST LINE ON THE NW 1/4 OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 66 WEST, AS BEARING N 00 DEGREES 37 FEET 37 INCHES W ON A BEARING BASED ON A COLORADO STATE PLANE, NORTH ZONE, MODIFIED COORDINATE GRID AS SHOWN ON GPS SURVEY CONTROL MAP, FORT LUPTON, COLORADO, DATED MARCH 3, 1993, WITH ALL OTHER BEARINGS BEING RELATIVE THERETO;

     THAT PART OF THE NW 1/4 OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 66 WEST OF THE 6TH P.M., COUNTY OF WELD, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS:

     BEGINNING AT THE WEST 1/4 CORNER OF SAID SECTION 34, THENCE N 00 DEGREES 37 FEET 57 INCHES W ON A BEARING BASED ON A COLORADO STATE PLANE, NORTH ZONE, MODIFIED COORDINATE GRID AND ALONG THE WEST LINE OF SAID NW 1/4 OF SECTION 34 A DISTANCE OF 40.00 FEET; THENCE N 89 DEGREES 25 FEET 58 INCHES E PARALLEL WITH AND 40.00 FEET NORTHERLY OF THE SOUTH LINE OF SAID NW 1/4 OF
     SECTION 34 A DISTANCE OF 1070.65 FEET TO THE TRUE POINT OF BEGINNING; THENCE N 00 DEGREES 28 FEET 23 INCHES W PARALLEL WITH THE EAST LINE OF SAID NW 1/4 OF SECTION 34 A DISTANCE OF 1453.44 FEET; THENCE N 89 DEGREES 22 FEET 03 INCHES E PERPENDICULAR TO SAID WEST LINE OF THE NW 1/4 OF SAID
     SECTION 34 A DISTANCE OF 801.51 FEET TO A POINT 777.91 FEET WESTERLY OF SAID EAST LINE OF THE NW 1/4 OF SECTION 34; THENCE S 00 DEGREES 28 FEET 23 INCHES E PARALLEL WITH AND 777.91 FEET WESTERLY OF SAID EAST LINE OF THE NW 1/4 OF SECTION 34 A DISTANCE OF 1454.35 FEET TO A POINT 40.00 FEET NORTHERLY OF SAID SOUTH LINE OF THE NW 1/4 OF SECTION 34; THENCE S 89 DEGREES 25 FEET 58 INCHES W PARALLEL WITH SAID SOUTH LINE OF THE NW 1/4 OF
     SECTION 34 A DISTANCE OF 801.51 FEET TO THE TRUE POINT OF BEGINNING.

     TO BE KNOWN AS:

     LOT 1, COLORADO GREENHOUSE ADDITION, CITY OF FORT LUPTON, WELD COUNTY, COLORADO.

                                   EXHIBIT B
                                   ---------

                          EASEMENT DEED AND AGREEMENT
                          ---------------------------

     THIS EASEMENT DEED AND AGREEMENT (this "Agreement") is made this ___ day of __________, 1997, by and between THERMO COGENERATION PARTNERSHIP, L.P., a Colorado limited partnership ("Thermo") and COLORADO GREENHOUSE, INC., a Delaware corporation ("CGI").

                                   RECITALS
                                   --------

     A. Thermo is the owner of certain land (the "Thermo Property") located in the City of Ft. Lupton, County of Weld and State of Colorado, as more particularly described on Exhibit A attached hereto and made part hereof, and
                          ---------
of certain buildings and improvements located thereon, including a gas-fired cogeneration power plant (the "Power Plant").

     B. CGI is the owner of certain land (the "CGI Property") consisting of approximately 26.752 acres of land adjacent to the Thermo Property, as more particularly described on Exhibit B attached hereto and made part hereof.
                          ---------
CGI intends to construct a 20 acre greenhouse (the "Greenhouse") on the CGI Property.

     C. Pursuant to a Services Supply Agreement (the "Services Supply Agreement") dated June 10, 1997 between Thermo and CGI, Thermo has agreed to provide certain utility services to CGI for use in connection with the operation of the Greenhouse and the parties have agreed in the Services Supply Agreement to execute and deliver this Agreement.

     D. CGI desires to obtain from Thermo and Thermo desires to grant to CGI certain easements over, on and through the Thermo Property in order for CGI to construct, operate and maintain [DESCRIBE IMPROVEMENTS] in connection with such services, on the terms and conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Services Supply Agreement.

                                   AGREEMENT
                                   ---------

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties hereby agree as follows:

     1.   Grant of Easement.  Thermo hereby grants, sells, transfers and conveys
          -----------------
to CGI a nonexclusive easement (the "General Easement") in and to, over and across, under and through that strip of real property labeled as Easement Property (the "Easement Property"), as approximately depicted on Exhibit C
                                                                 ---------
attached hereto and made part hereof, located on the Thermo Property, for the uses set forth in Section 3.

     2.   Grant of Access Easement.  Thermo hereby grants, sells, transfers and
          ------------------------
conveys to CGI a nonexclusive easement ("Access Easement") across, over and through the Thermo Property necessary for pedestrian and vehicular access to the Easement Property and for all purposes necessary in connection with the construction of [DESCRIBE IMPROVEMENTS] pipelines (the "Improvements") located within the Easement Property. The location of such Access Easement shall be proposed by CGI in writing and depicted on a survey delivered to Thermo, and subject to approval by Thermo, which approval shall not be unreasonably withheld. After Thermo has approved the location of the Access Easement, Thermo may request that any such Access Easement be relocated by CGI to a location specified by Thermo in its reasonable determination. CGI shall not be permitted to use any Access Easement prior to the determination of the location of such Access Easement in accordance with the foregoing provisions. Upon request by Thermo after construction is complete, CGI shall, at CGI's expense, execute and record a certificate to such effect in the real property records of Weld County, Colorado.

     Terms. a. The term of the General Easement shall commence as of the date
     -----
hereof and shall continue until the earlier of (i) termination pursuant to
Section 10 below, or (ii) mutual agreement by the parties.

          b. The term of the Access Easement shall commence as of the date hereof and shall expire upon completion of the construction of the Improvements.

     3.   Use.  The General Easement and Access Easement  (together, the
          ---
"Easements") shall be used for the following uses and purposes:

          a.   Improvements.  The General Easement shall be for the
               ------------
construction, reconstruction, replacement, repair, maintenance, operation, and removal of the Improvements, as CGI from time to time may elect.

          b.   Access.  During construction of the Improvements, CGI shall have
               ------
the right to access the Easement Property across any Access Easement established pursuant to Section 2 above. The Access Easement shall also be for access for CGI, and its agents, tenants, subtenants, employees, consultants, contractors and other licensees and invitees along the full length of the Easement Property.

CGI shall indemnify Thermo for any loss, cost, damage or expense suffered or incurred by Thermo (including any damage or injury to the Power Plant or the Thermo Property) or any injury to any person or property resulting from CGI's use of the Easements other than as contemplated hereunder or in violation of this Agreement. In the event Thermo reasonably believes that CGI has allowed any material amounts of Materials of Environmental Concern to be discharged and transported through the waste water pipeline jointly used by Thermo and CGI (the "Jointly Used Line") and CGI fails to cease such discharge and transportation within 48 hours of receiving notice thereof from Thermo, then Thermo shall have the right to terminate this Agreement insofar as it relates to CGI's rights in the Jointly Used Line. For purposes of this

Section 4 an amount of Materials of Environmental Concern shall be "material" if as a consequence of such discharge and transportation either CGI or Thermo could be (i) obligated for any clean-up, (ii) liable for penalties or fines, (iii) in danger of losing any permit or license, (iv) in breach of any agreement with the City of Fort Lupton, or (v) otherwise in violation of any applicable environmental law.

     4.   Restrictions.  Any and all construction, maintenance, repair,
          ------------
replacement and reconstruction of the Improvements and related facilities accomplished or directed by CGI shall be done: (a) upon reasonable prior notice to Thermo (provided that no notice shall be required for routine inspections and
           --------
maintenance and work on the Easement Property which does not involve more workers or equipment than routine inspections and maintenance) and (b) in a manner so as to minimize, to the extent reasonably possible, any inconvenience to the normal operation of the Thermo Property and the improvements thereon. Once such construction, maintenance, repair, replacement or reconstruction is completed, CGI shall restore the affected portion of the Easement Property to as near its original condition as practicable.

     5.   Noninterference.  Subject to the rights of others under any of the
          ---------------
Permitted Exceptions (as defined below) and the provisions of Section 8 below, Thermo shall not have, nor grant any other party, the right to use the Thermo Property in any manner which would interfere with or obstruct the use of the General Easement or Access Easement as contemplated hereunder.

     6.   Transferability.  The Easements and the rights of CGI to the Easements
          ---------------
shall be for the benefit of CGI and its successors and assigns, to the extent such successors and assigns are permitted under the provisions of the Services Supply Agreement.

     7.   Warranties of Thermo.  Thermo warrants that,  subject only to the
          --------------------
exceptions listed on Exhibit D (the "Permitted Exceptions"), Thermo is the fee
                     ---------
simple owner of the Thermo Property free and clear of all liens and encumbrances, subject only to the Permitted Exceptions. Thermo covenants to defend the rights granted hereby, subject only to the Permitted Exceptions.

     8.   Indemnity by CGI.  CGI at all times (i) shall comply fully with all
          ----------------
laws, rules, regulations, and ordinances of any Governmental Authority having jurisdiction with respect to the storage, use or release at the Easement Property and the portion of the Thermo Property covered by the Access Easement of hazardous or toxic substances, (ii) shall not use, treat, store, transport or release or threaten to release any Materials of Environmental Concern in, on, under, from or affecting the Easement Property and the portion of the Thermo Property covered by the Access Easement in any manner or quantity which may result in any clean-up obligation or liability under any Environmental Law, and
(iii) shall keep the Easement Property and the portion of the Thermo Property covered by the Access Easement free of any lien imposed pursuant to Environmental Laws, and shall pay or cause to be paid when due any and all costs complying with Environmental Laws and responding to the presence, release or threatened release of Materials of Environmental Concern, because of acts or omissions of CGI or its affiliates, agents, employees, contractors, sublessees, successors or assigns (including without limitation all damages, liabilities, expenses and costs of all third party claims). If CGI fails to do any of the foregoing, then to the extent that Thermo or any lender under the Amended and Restated Construction and Term Loan Agreement dated February 28, 1995, and their respective partners, shareholders, directors, officers, agents, employees, successors or assigns sustains any lability, loss, cost, damage or expense (including attorneys' and consultants' fees and expenses) arising out of the presence, release or threatened release by CGI or its affiliates, agents, employees, contractors, sublessees, successors or assigns of Materials of Environmental Concern, Thermo and its lenders shall be held harmless from and against all such liability, loss, cost, damage and expense. Thermo or its lenders may, upon such prior written notice to CGI as is reasonable under the circumstances, take any action necessary in the reasonable judgment of such responding party, to respond to such presence, release or threatened release, and the cost of such response action shall be borne by CGI.

     9.   Reservation of Rights.  Thermo reserves the right to use and enjoy the
          ---------------------
Easement Property and the portion of the Thermo Property covered by the Access Easement; provided that Thermo shall not construct or maintain any structure on
          --------
the Easement Property and the portion of the Thermo Property covered by the Access Easement, or in any manner impair or materially interfere with the exercise of any of the rights herein granted.

     10.  Default; Remedies.
          -----------------

          (a) Should Thermo or CGI fail to perform any covenant or comply with any condition required to be performed under this Agreement or the Services Supply Agreement within 60 days after written demand by the other party (or such longer period as may be reasonably required to cure such failure to perform or comply if such cure is commenced within such 60-day period), the non-performing party shall be in default of its obligations under this Agreement.

          (b) In the event a default under this Agreement is not cured within the applicable cure period (if any), the non-defaulting party shall be entitled to pursue any and all remedies available to it at law or in equity, including without limitation the remedy of specific performance, or termination of this Agreement upon ten (10) additional days' written notice. To the maximum extent permitted by law, should either party be in default under this Agreement the defaulting party covenants and agrees to pay and discharge all reasonable costs and expenses which shall be incurred by the non-defaulting party arising out of such default, in enforcing the covenants and agreements of this Agreement, including without limitation reasonable attorneys' fees. Notwithstanding the foregoing, in no event shall either party be liable for any consequential damages, damages for lost business, lost profits, or opportunities therefor, or business interruption, any claim or remedy therefor being specifically waived by each of the parties.

          (c) Upon the expiration or earlier termination of the Services Supply Agreement, this Agreement shall terminate and the parties hereto shall have no further rights or obligations hereunder except that (i) CGI shall promptly sever and close off, in a good and workmanlike manner and in accordance with any applicable laws and codes, at the property line between the Thermo Property and the CGI Property, any pipelines that have been installed in the General Easement to provide water, sewer or gas service to the CGI Property over, across or through the Thermo Property, and (ii) both parties shall join in executing and recording at CGI's expense a termination of this Agreement in the real property records of Weld County, Colorado.

     11.  No Waiver.  No provision of this Agreement may be waived or
          ---------
relinquished except by written instrument signed by the party to be charged with such waiver. Failure by any party to this Agreement to enforce any provision of this Agreement shall not constitute a waiver of such provision, and no waiver by any party to this Agreement of any provision of this Agreement on one occasion shall constitute a waiver of any other provision or of the same provision on another occasion.

     12.  Captions; Definitions.  The section and subsection captions used in
          ---------------------
this Agreement are included for convenience only, and shall be irrelevant to the construction of any provision of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Services Supply Agreement.

     13.  Amendment.  The provisions of this Agreement may be abrogated,
          ---------
modified, rescinded, or amended in whole or in part only by Thermo and CGI and their respective successors and assigns by written instrument duly executed and recorded in the real property records of Weld County, Colorado, upon the prior written consent of those lenders which are the beneficiaries under that certain Construction and Term Loan Deed of Trust, Security Agreement and Assignment of Rents, dated as of April 7, 1993 and recorded in the real property records of the office of the Clerk and Recorder of Weld County, Colorado, at Reception No. 02328322, as amended to date, executed by Thermo and encumbering the Thermo Property.

     14.  Severability.  If any clause or provision of this Agreement shall be
          ------------
held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby.

     15.  Governing Law.  The validity and effect of this Agreement shall be
          -------------
determined in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement under seal as of the day and year first above written.


Date:  ____________      THERMO:

                         THERMO COGENERATION PARTNERSHIP, L.P.

                         By:   Thermo Ft. Lupton, L.P.,  a General Partner

                               By: Thermo Ft. Lupton I, Inc., the General
                                   Partner


                               By:____________________________________________
                                     James Monroe, III, President

Date:  ____________      CGI:

                         COLORADO GREENHOUSE, INC.


                         By:___________________________________________________
                         Name:_________________________________________________
                         Title:________________________________________________

STATE OF COLORADO        )
                         )ss.
CITY AND COUNTY OF DENVER)


     The foregoing instrument was acknowledged before me this ____ day of June, 1997 by James Monroe, III, President of Thermo Ft. Lupton I, Inc., the general partner of Thermo Ft. Lupton, L.P., a General Partner of THERMO COGENERATION PARTNERSHIP, L.P., on behalf of said partnership.

     Witness my hand and official seal.

     My commission expires:__________________________.



                                             ___________________________________
[SEAL]                                       Notary Public


STATE OF COLORADO   )
                    )ss.
COUNTY OF BOULDER   )


     The foregoing instrument was acknowledged before me this ____ day of June, 1997 by Edward J. Wetherbee, Chief Executive of COLORADO GREENHOUSE, INC., on behalf of said corporation.

     Witness my hand and official seal.

     My commission expires:__________________________.



                                             ___________________________________
[SEAL]                                       Notary Public

                                   EXHIBIT A

LEGAL DESCRIPTION: (THERMO PLANT SITE)

THAT PART OF THE NORTHEAST 1/4 OF SECTION 33, AND THE NORTHWEST 1/4
OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 66 WEST OF THE 5TH PRINCIPAL MERIDIAN, COUNTY OF WELD, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS:
BEGINNING AT THE WEST 1/4 CORNER OF SAID SECTION 34;
THENCE NORTH 00 DEGREES 10 MINUTES 58 SECONDS WEST ON AN ASSUMED BEARING ALONG THE WEST LINE OF THE NORTHWEST 1/4 OF SAID SECTION 34 A DISTANCE OF 40.00 FEET TO THE TRUE POINT OF BEGINNING;
THENCE SOUTH 89 DEGREES 59 MINUTES 12 SECONDS WEST PARALLEL WITH AND 40.00 FEET NORTH OF THE EAST-WEST CENTERLINE OF SAID SECTION 33 A DISTANCE OF 409.95 FEET TO THE EAST LINE OF WELD COUNTY ROAD 31;
THENCE NORTHERLY ALONG SAID EAST LINE OF WELD COUNTY ROAD 31, THE FOLLOWING 5
COURSES:
NORTH 11 DEGREES 06 MINUTES 11 SECONDS WEST A DISTANCE OF 569.37 FEET TO THE BEGINNING OF A CURVE TO THE LEFT;
THENCE ALONG SAID CURVE TO THE LEFT, HAVING A RADIUS OF 5759.58 FEET, A DELTA ANGLE OF 6 DEGREES 22 MINUTES 00 SECONDS, A CHORD THAT BEARS NORTH 14 DEGREES 19 MINUTES 11 SECONDS WEST -659.67 FEET, AND AN ARC LENGTH OF 640.00 FEET;
THENCE NORTH 17 DEGREES 30 MINUTES 11 SECONDS WEST A DISTANCE OF 327.18 FEET TO THE BEGINNING OF A CURVE OF THE RIGHT.
THENCE ALONG SAID CURVE TO THE RIGHT, HAVING A RADIUS OF 2251.83 FEET, A DELTA ANGLE OF 17 DEGREES 26 MINUTES 00 SECONDS, A CHORD THAT BEARS NORTH 08 DEGREES 47 MINUTES 11 SECONDS WEST 685.55 FEET, AND AN ARC LENGTH OF 688.20 FEET;
THENCE NORTH 00 DEGREES 04 MINUTES 11 SECONDS WEST A DISTANCE OF 406.67 FEET TO A POINT 30.00 FEET SOUTH OF THE NORTH LINE OF SAID NORTHEAST 1/4 OF SECTION 33; THENCE LEAVING SAID EAST LINE OF WELD COUNTY ROAD 31, NORTH 89 DEGREES 36 MINUTES 49 SECONDS EAST PARALLEL WITH SAID NORTH LINE OF THE NORTHEAST 1/4 OF
SECTION 33 A DISTANCE OF 213.32 FEET TO THE WEST LINE OF THE NORTH 3/4 OF THE EAST 1/2 OF THE NORTHEAST 1/4 OF THE NORTHEAST 1/4 OF SAID SECTION 33;
THENCE SOUTH 00 DEGREES 10 MINUTES 06 SECONDS EAST ALONG SAID WEST LINE OF THE N3/4 E1/2 NE3/4 NE1/4 OF SECTION 33 A DISTANCE OF 962.31 FEET TO THE SOUTHWEST CORNER OF SAID N3/4 E1/2 NE1/4 NE1/4 OF SECTION 33;
THENCE NORTH 89 DEGREES 4 MINUTES 13 SECONDS EAST ALONG THE SOUTH LINE OF SAID N3/4 E1/2 NE1/4 NE1/4 OF SECTION 33 A DISTANCE OF 660.45 FEET TO SAID EAST LINE OF THE NORTHEAST 1/4 OF SECTION 33;
THENCE NORTH 89 DEGREES 41 MINUTES 29 SECONDS EAST ALONG THE SOUTH LINE OF THE NORTH 3/4 OF THE WEST 1/2 OF THE WEST 1/2 OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SAID SECTION 34 A DISTANCE OF 331.83 FEET TO THE SOUTHEAST CORNER OF SAID N3/4 W1/2 W1/2 NW1/4 NW1/4 OF SECTION 34;
THENCE NORTH 00 DEGREES 07 MINUTES 47 SECONDS WEST ALONG THE EAST LINE OF SAID N3/4 W1/2 W1/2 NW1/4 NW1/4 OF SECTION 34 A DISTANCE OF 734.60 FEET TO A POINT
260.00 FEET SOUTH OF THE NORTH LINE OF THE NORTHWEST 1/4 OF SECTION 34;
THENCE NORTH 89 DEGREES 34 MINUTES 30 SECONDS EAST PARALLEL WITH AND 260.00 FEET SOUTH OF THE NORTH LINE OF SAID NORTHWEST 1/4 OF SECTION 34 A DISTANCE OF 745.07 FEET;
THENCE SOUTH 00 DEGREES 01 MINUTES 29 SECONDS EAST PARALLEL WITH THE EAST LINE OF SAID NORTHWEST 1/4 OF SECTION 34 A DISTANCE OF 902.38 FEET TO A POINT 1493.44 FEET NORTH OF THE SOUTH LINE OF SAID NORTHWEST 1/4 OF SECTION 34;
THENCE SOUTH 89 DEGREES 49 MINUTES 02 SECONDS WEST PERPENDICULAR TO SAID WEST LINE OF THE NW1/4 OF SAID SECTION 34 A DISTANCE OF 882.51 FEET TO THE EASTERLY LINE OF A PUBLIC SERVICE CO. TRANSMISSION LINE EASEMENT;
THENCE SOUTH 00 DEGREES 10 MINUTES 06 SECONDS EAST ALONG SAID EASTERLY LINE OF SAID EASEMENT A DISTANCE OF 119.61 FEET TO THE SOUTHEASTERLY CORNER OF SAID EASEMENT;
THENCE SOUTH 59 DEGREES 42 MINUTES 58 SECONDS WEST ALONG THE SOUTHERLY LINE OF SAID EASEMENT A DISTANCE OF 222.06 FEET TO SAID WEST LINE OF THE NW1/4 OF
SECTION 34;
THENCE SOUTH 00 DEGREES 10 MINUTES 58 SECONDS EAST ALONG SAID WEST LINE OF THE NW1/4 OF SECTION 34 A DISTANCE OF 1221.16 FEET TO THE TRUE POINT OF BEGINNING.
     CONTAINS: 43.642 ACRES MORE OR LESS.

                                   EXHIBIT B

Order Number:96049198 C-7

                               LEGAL DESCRIPTION

     CONSIDERING THE WEST LINE OF THE NW 1/4 OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 66 WEST, AS BEARING N 00 DEGREES 37 FEET 37 INCHES W ON A BEARING BASED ON A COLORADO STATE PLANE, NORTH ZONE, MODIFIED COORDINATE GRID AS SHOWN ON GPS SURVEY CONTROL MAP, FORT LUPTON, COLORADO, DATED MARCH 3, 1993, WITH ALL OTHER BEARINGS BEING RELATIVE THERETO;

     THAT PART OF THE NW 2/4 OF SECTION 34, TOWNSHIP 2 NORTH, RANGE 66 WEST OF THE 6TH P.M., COUNTY OF WELD, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS.

     BEGINNING AT THE WEST 1/4 CORNER OF SAID SECTION 34, THENCE N 00 DEGREES 37 FEET 57 INCHES W ON A BEARING BASED ON A COLORADO STATE PLANE, NORTH ZONE, MODIFIED COORDINATE GRID AND ALONG THE WEST LINE OF SAID NW 1/4 OF SECTION 34 A DISTANCE OF 40.00 FEET THENCE N 89 DEGREES 25 FEET 58 INCHES E PARALLEL WITH AND 40 FEET NORTHERLY OF THE SOUTH LINE OF SAID NW 1/4 OF
     SECTION 34 A DISTANCE OF 1070.65 FEET TO THE TRUE POINT OF BEGINNING; THENCE N 00 DEGREES 28 FEET 23 INCHES N PARALLEL WITH THE EAST LINE OF SAID NW 1/4 OF SECTION 34 A DISTANCE OF 1453.44 FEET; THENCE N 89 DEGREES 22 FEET 03 INCHES E PERPENDICULAR TO SAID WEST LINE OF THE NW 1/4 OF SAID
     SECTION 34 A DISTANCE OF 801.32 FEET TO A POINT 777.91 FEET WESTERLY OF SAID EAST LINE OF THE NW 1/4 OF SECTION 34; THENCE S 00 DEGREES 28 FEET 23 INCHES E PARALLEL WITH AND 777.91 FEET WESTERLY OF SAID EAST LINE OF THE NW 1/4 OF SECTION 34 A DISTANCE OF 1454.35 FEET TO A POINT 40.00 FEET NORTHERLY OF SAID SOUTH LINE OF THE NW 1/4 OF SECTION 34, THENCE S 89 DEGREES 24 FEET 58 INCHES W PARALLEL WITH SAID SOUTH LINE OF THE NW 1/4 OF SAID SECTION 34 A DISTANCE OF 801.51 FEET TO THE TRUE POINT OF BEGINNING.

     so be known as:

     LOT 1, COLORADO GREENHOUSE ADDITION, CITY OF FORT LUPTON,
     WELD COUNTY; COLORADO.

                                   EXHIBIT C



                      Easement Property Legal Description


To be determined after completion of the utilities.

                                  EXHIBIT D


This Policy does not insure against loss or damage by reason of the following:

  1. Rights or claims of parties in possession not shown by the public records.
       (Affects Parcels 2 and 3 only)

  2. Easements, or claims of easements, not shown by the public records. (Affects Parcels 2 and 3 only)

  3. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the premises would disclose and which are not shown by the public records. (Affects Parcels 2 and 3 only)

  4. Any lien, or right to a lien, for services, later or material theretofore or hereafter furnished, imposed by law and not shown by the public records.

  5. Taxes due and payable; and any tax, special assessments, charge or lien imposed for water or sewer service, or for any other special taxing district. The 1992 General taxes paid, according to tax certificate dated March 16, 1993.

  6. All coal and other minerals within or underlying said lands, the exclusive right to prospect in and upon said land for coal and other minerals therein, or which may be supposed to be therein, and to mine for and remove from said land, all coal and other minerals which may be found thereon by anyone, the right of ingress, egress and regress upon said land to prospect for, mine and remove any and all such coal or other minerals, and the right to use so much of said land as may be convenient or necessary for the right of way to and from such prospect places or mines, and for the convenient and proper operation of such prospect places, mine and for roads and approaches thereto or for removal therefrom of coal, mineral, machinery or other material, and the right of said Union Pacific Company to maintain and operate its railroad in its present form of construction, and to make any changes in the form of construction or method of operation of said railroad, as reserved by Union Pacific Railroad Company in Deed recorded June 7, 1901 in Book 183 at Page 231, and any interests therein or rights thereunder.
       (Affects NE1/4 Section 33)

  7. The Fulton High Line Ditch and any and all rights of way therefore, as evidenced by instrument filed February 2, 1907 under Reception No. 116647, in which the specific location is not defined.
       (Affects NW1/4 and W1/2SW1/4 Section 34)

8. Reservations of (1) right of proprietor of any penetrating vein or lode to extract his ore; and (2) right of way for any ditches or canals constructed by authority of United States, in U.S. Patent recorded October 20, 1909 in Book 132 at Page 257.
     (Affects NW1/4 Section 34)

9. Easement and right of way to construct, operate, maintain, change or remove electric transmission and/or distribution line, as granted to Public Service Company of Colorado by Andrew T. Monson, et al, recorded February 17, 1942 in Book 1090 at Page 288, affecting the following described property:

     A strip of land 45 feet in width parallel to and contiguous with the County Road on the North side of the NE1/4 of Section 33, Township 2 North, Range 66 West
     (Affects NE1/4 Section 33)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

10. An easement for the construction, reconstruction, operation and maintenance of conductors and conduits for the transmission of electricity together with the rights of ingress and egress as granted to Public Service Company of Colorado by Anna Monson Wallis, et al, by instrument recorded February 27, 1964 in Book 508 under Reception No. 1430152, described as follows:
     Parcel A - The East 17 feet of the E1/2 of Section 33, Township 2 North, Range 66 West of the 6th P.M. Except parcel conveyed to Public Service Company of Colorado, recorded in Book 1513 at Page 39.
     Parcel B - The West 13 feet of the W1/2 of Section 34, Township 2 North, Range 66 West of the 6th P.M. Except parcel conveyed to Public Service Company of Colorado, recorded in Book 1513 at Page 39.
     (Affects Parcels 1 and 3)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

11.  Oil and gas lease between Mel Anderson, Agent and Attorney in Fact for Ruth
     B. Anderson, Martha J. Richardson and George A. Monson and Walter A. Ohmart dated May 27, 1970, recorded June 11, 1970 in Book 627 as Reception No. 1548965, and any interests therein or rights thereunder.

                                    Page 7

     Note: Extension of the above lease as claimed by Affidavit of Production, pursuant to CRS 33-42-106, by Machii-Ross Petroleum Co., recorded August 5, 1975 in Book 744 as Reception No. 1666396 and re-recorded September 10, 1975 in Book 747 as Reception No. 1669444, and by Amoco Production Company recorded January 30, 1975 in Book 758 as Reception Nos. 1680147 and 1680181, and by Paul M. Mershon, Jr., recorded November 15, 1976 in Book 782 as Reception No. 1703543, corrected by instrument recorded February 25, 1975 in Book 785 as Reception No. 1706371, and by W. B.
               Macy, individually and Paul M. Mershon, Jr., as Trustee of the Paul M. Mershon, Jr. Trust dated May 4, 1982, recorded January 25, 1984 in Book 1019 as Reception No. 1954108, August 23, 1984
               in Book 1041 as Reception No. 1979337, and January 29, 1985 in Book 1056 as Reception No. 1996787.
     (Affects Parcels 1 and 3)

12. Easement and right of way for the purpose of laying, constructing, maintaining, operating, altering, replacing, and removing a pipeline with necessary fittings, tie-overs, and appliances, for the transmission of natural gas and all by-products thereof which can be transported through a pipe line, together with the right of ingress and egress, as granted to Colorado Interstate Corporation by Mel Anderson, Agent and Attorney in Fact for Ruth B. Anderson, Martha J. Richardson and George A. Monson, recorded February 7, 1973 in Book 685 as Reception No. 1606762, affecting the following described property:

     Said right of way and easement herein and hereby granted being 20 feet in width throughout extending on, over and across the above described lands, the center line of such right of way and easement being described as follows:
     Beginning at a point on the East property line of the NW1/4 of Section 34-2N-66W, which point of beginning is a 527.7 feet in a Southerly direction with and along said East property line from the Northeast corner of said NW1/4 of Sec. 34; thence with and along the center line of said right of way and easement 20 feet in width, South 78 degrees 22 minutes West, 2381 feet to a point in said NW1/4 of Sec. 34; thence across said NW1/4 Sec. 34 and NE1/4 of Sec. 33-2N-66W, North 89 degrees 32 minutes West, 992 feet to a point; thence North 80 degrees 10 minutes West, 2006 feet to the point of exit on the West property line of the NE1/4 of Sec. 33, which point is
     711.8 feet in a Southerly direction with and along said West property line, from the Northwest corner of said NE1/4 of Sec. 33-2N-66W.
     (Affects Plant Site and Parcel 3)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

13. Easement and right of way to lay, construct, maintain, alter, inspect, repair, replace, change the size of, operate, and remove a pipeline for the transportation of oil, gas, or other substances therein, together with the right of ingress and egress, granted to Panhandle Western Gas Company by Mel Anderson, Agent and Attorney in Fact for Ruth B. Anderson, Martha J. Richardson and George A. Monson by instrument recorded March 20, 1973 in Book 687 as Reception No. 1609465.
     (Affects NE1/4 Section 33 and SW1/4 Section 34)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

14. Easement and right of way for the purpose of laying, constructing, maintaining, operating, altering, replacing and removing a pipe line, with necessary fittings, tie-overs, and appliances for the transmission of natural gas and all by-products thereof, as granted to Colorado Interstate Gas Company, a Delaware corporation by Ranchero Development Corporation, recorded August 23, 1976 in Book 775 as Reception No. 1696810, affecting the following described property:

     Tract 1:  Beginning at a point on the East property line of the W1/2 of
     Section 34, Township 2 North, Range 66 West, which point of beginning is 558 feet in a Southerly direction with and along said East property line from the NE corner of said W1/2 of Section 34; thence with and along the centerline of said right of way and easement, 66 feet in width, South 78 degrees 34 minutes West 2,379 feet to a point; thence North 89 degrees 15 minutes West 327 feet to the point of termination on the West property line of the W1/2 of Section 34, which point is 1,051 feet in a Southerly direction with and along said West property line from the NW corner of said W1/2 Sec. 34-2N-66W.

     Tract 2:  Beginning at a point on the East property line of the NE1/4 of
     Section 33, Township 2 North, Range 66 West, which point of beginning is 1,051 feet in a Southerly direction with and along said East property line from the NE corner of said NE1/4 of Section 33; thence North 89 degrees 15 minutes West 664 feet to a point; thence North 89 degrees 15 minutes West 664 feet to a point; thence North 79 degrees 51 minutes West 2,007 feet to the point of exit on the West property line of the E1/2 of Sec. 33-2N-66W, which point if 730 feet in a Southerly direction with and along said West property line from the NW corner of said NE1/4 Sec. 33-2N-66W.
     (Affects Plant Site and Parcel 3)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

15. All interests in and to all of the oil, gas, and other minerals, as conveyed to Gerald D. Browning, Charles H. Conner and David C. Conner by deed recorded December 8, 1976 in Book 783 as Reception No. 1705355, and any interests therein or rights thereunder.
     (Affects Parcels 1 and 3)

16. Easement and right of way to construct, maintain, lower, inspect, repair, replace, operate and remove an underground pipe line and all appurtenances necessary for the maintenance and operation of said line and for the transportation of oil, natural gas and related substances, as granted to Panhandle Eastern Pipe Line Company, a Delaware Corporation by Ranchero Development Corporation, a Colorado Corporation, recorded May 25, 1977 in Book 798 as Reception No. 1720098, affecting the following described property:

     That part of the E1/2 of the NE1/4 of Section 33, and that part of the NW1/4 of Section 34, Township 2 North, Range 66 West, Weld County, Colorado, more particularly described as a strip of land 50.00 feet in width, the centerline of which is described as follows:
     Beginning at a point on the East line of said NW1/4 of said Section 34, said point being South 00 degrees 08 minutes 46 seconds West on an assumed bearing a distance of 575.53 feet from the Northeast corner of said NW1/4; thence South 77 degrees 38 minutes 58 seconds West for a distance or 2371.22 feet to a point; thence South 89 degrees 43 minutes 31 seconds West for a distance of 339.50 feet to a point on the West line of said NW1/4 of said Section 34, which is also the East line of said E1/2 of said NE1/4 of said Section 33, said point being South 00 degrees 00 minutes 00 seconds West a distance of 1071.55 feet from the Northeast corner of said E1/2, thence continuing South 89 degrees 43 minutes 31 seconds West for a distance of 674.70 feet to the end of line.
     (Affects Plant Site and Parcel 3)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

17. Easement and right of way for the purpose of laying, constructing, maintaining, operating, altering, replacing and removing two pipelines with necessary fittings, tie-overs and appliances for the transmission of natural gas and all by-products thereof, as granted to Colorado Interstate Gas Company, a Delaware corporation by Ranchero Development Corporation, recorded July 22, 1977 in Book 803 as Reception No. 1725230, affecting the following described property:

     Tract 1:  Beginning at a point on the East property line of the W1/2 of
     Section 34, Township 2 North, Range 66 West, which point of beginning is
     551.9 feet in a Southerly direction with and along said East property line from the NE corner of said W1/2 of Section 34; thence with and along the centerline of said right of way and easement, 66 feet in width, South 78 degrees, 34 minutes West 2,377 feet to a point; thence North 89 degrees, 15 minutes West 326 feet to the point of termination on the West property line of the W1/2 of Section 34, which point is 1,044.9 feet in a Southerly direction with and along said West property line from the NW corner of said W1/2 of Section 34-2N-66W.

     Tract 2: Beginning at a point on the East property line of the NE1/4 of
     Section 33, Township 2 North, Range 66 West, which point of beginning is 1,044.9 feet in a Southerly direction with and along said East property line from the NE corner of said NE1/4 of Section 33; thence with and along the centerline of said right of way and easement, 66 feet in width, North 89 degrees 15 minutes West 666 feet to a point; thence North 79 degrees 51 minutes West 2,006 feet to the point of exit on the West property line of said NE1/4 of Section 33, which point is 715.2 feet in a Southerly direction with and along said West property line from the NW corner of said NE1/4 of Section 33-2N-66W.
     (Affects Plant Site and Parcel 3)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

18. Terms, agreements, provisions, conditions, obligations and easements as contained in Surface Owner's Agreement by and between Ranchero Development Corp., a Colorado Corporation, Ruth B. Anderson, Martha J. Richardson, Evelyn B. Monson and George A. Monson, Jr., as Co-Trustees under that certain Revocable Trust Agreement of George A. Monson and Evelyn B. Monson, and Champlin Petroleum Company recorded January 8, 1979 in Book 856 as Reception No. 1777972
     (Affects NE1/4 Section 33)

19. Terms, agreements, provisions and conditions as contained in Agreement by and between City of Fort Lupton and Rennoc Corporation recorded September 22, 1981 in Book 948 as Reception No. 1869885.
     (Affects Parcels 1 and 3)

20. Easement and right of way to install, construct, maintain, alter, repair, replace, reconstruct, operate and remove pipelines and related appurtenances, fixtures or devises for the transportation of gas or oil, as granted to Western Slope Gas Company, a Colorado corporation by Rennoc Corporation, recorded June 13, 1983 in Book 999 as Reception No. 1930090, affecting the following described property:

     An easement 50 feet in width lying in a portion of the N1/2NE1/4 of Section 33 and the NW1/4NW1/4 of Section 34, Township 2 North, Range 66 West of the 6th P.M., being more particularly described as follows: Commencing at the Northwest corner of said Section 34, thence South 62 degrees 30 minutes 21 seconds East, 402.94 feet; thence South 00 degrees 13 minutes 39 seconds East, 71.05 feet to the True Point of Beginning; thence continuing South 00 degrees 13 minutes 39 seconds East, 747.04 feet; thence South 89 degrees 41 minutes 18 seconds West, 1017.30 feet; thence North 80 degrees 57 minutes 55 seconds West 1707.28 feet; thence South 09 degrees 02 minutes 05 seconds West 381.78 feet; thence South 51 degrees 23 minutes 02 seconds West,
     300.00 feet to a point of terminus on the Westerly property line.
     (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

21. Easement and right of way to install, construct, maintain, alter, repair, replace, reconstruct, operate and remove pipelines and related appurtenances, fixtures or devices for the transportation of gas or oil, as granted to Western Slope Gas Company by Rennoc Corporation, recorded March 16, 1984 in Book 1023 as Reception No. 1959498, affecting the following described property:

     An easement 25 feet in width, the center line (pipeline) of the easement is described as follows, to-wit:
     An easement lying in a portion of the N1/2NE1/4 of Section 33 and the NW1/4NW1/4 of Section 34, Township 2 North, Range 66 West of the 6th P.M., being more particularly described as follows: Assuming the bearing of the North line of said Section 34 to be North 89 degrees 31 minutes 50 seconds East and all other bearings to be relative thereto; Commencing at the Northwest corner of said Section 34; thence South 62 degrees 02 minutes 10 seconds East, 398.06 feet; thence South 01 degrees 05 minutes 33 seconds East, 70.04 feet, to the True Point of Beginning on the Northerly Property line, thence continuing South 01 degrees 05 minutes 33 seconds East, 35.21 feet; thence South 00 degrees 13 minutes 39 seconds East, 710.58 feet to a point approximately 20 feet North of the Colorado Interstate Gas Company Spindle Lateral 6 inch pipeline; thence South 89 degrees 41 minutes 18 minutes West, 1043.18 feet, parallel with and adjacent to the C.I.G. easement; thence continuing, parallel with and adjacent to the C.I.G. easement, North 80 degrees 55 minutes 56 seconds West, 1672.49 feet; thence South 08 degrees 45 minutes 09 seconds West, 295.87 feet, across C.I.G's existing 6" and 8" pipelines; thence South 11 degrees 59 minutes 19 seconds West, 65.24 feet; thence South 49 degrees 58 minutes 43 seconds West, 293.67 feet, across the Fulton Canal; thence South 88 degrees 36 minutes 11 seconds West, 16.16 feet, to a point of Terminus on the Westerly property line.
     (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

22. Easement and right of way to construct, reconstruct, operate, maintain and remove such telecommunications facilities from time to time, as granted to U S West Communications Inc., a Colorado Corporation by Thermo Carbonic Inc., recorded July 28, 1992 in Book 1345 as Reception No. 02297470, affecting the following described property:

     A tract of land 8 feet wide in the NE1/4 Section 33, Township 2 North, Range 66 West of the 6th P.M., Weld County, Colorado, the center line of said 8 foot wide tract of land is described as follows: From the Northeast corner of said Section 33; thence South 87 degrees 38 minutes 16 seconds West 870.15 feet to the Point of Beginning, said point being 4 feet, more or less, East of the East right of way line of Weld County Road 31; thence South 00 degrees 04 minutes 09 seconds East 406.69 feet; thence Southeasterly on a curve to the left, said curve having a radius of 2257.83 feet, a central angle of 17 degrees 26 minutes 00 seconds and an arc length of 686.99 feet to the Point of Terminus.
     (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

23. Easement and right of way to construct, reconstruct, operate, maintain and remove such telecommunications facilities from time to time, as granted to U S West Communications Inc., a Colorado Corporation by Thermo Carbonic Inc., recorded October 1, 1992 in Book 1352 as Reception No. 02305316, affecting the following described property:

     A tract of land 8 feet wide in the NE1/4 Section 33, Township 2 North, Range 66 West of the 6th P.M., Weld County, Colorado, the centerline of said 8 foot wide tract of land is described as follows: From the Northeast corner of said Section 33; thence South 87 degrees 38 minutes 16 seconds West 870.15 feet to the Point of Beginning; said point being 4 feet, more or less, East of the East right of way line of Weld County Road 31; thence South 00 degrees 04 minutes 09 seconds East 406.69 feet; thence Southeasterly on a curve to the left, said curve having a radius of 2257.83 feet, a central angle of 17 degrees 26 minutes 00 seconds and an arc length of 686.99 feet to the Point of Terminus
     (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

24. Terms, agreements, provisions, conditions and obligations as contained in Annexation Agreement by and between Thermo Carbonic, Inc., Rennoc Corporation and The City of Fort Lupton, Colorado, a Colorado municipal corporation recorded October 1, 1992 in Book 1352 as Reception No. 02305317.

     NOTE: Assignment of Annexation Agreement from Rennoc Corporation, a Colorado Corporation and Thermo Carbonic, Inc., a Colorado Corporation to Thermo Cogeneration Partnership, a Colorado general partnership, recorded April 9, 1993 in Book 1377 as Reception No. 02328317.

     NOTE:     Release recorded April 9, 1993 in Book 1377 as Reception No.
               02328318.

     NOTE: Assignment of Annexation Agreement from Thermo Cogeneration Partnership, a Colorado general partnership to Thermo Cogeneration Partnership, L. P., a Delaware limited partnership, recorded April 9, 1993 in Book 1377 as Reception No. 02328319.
     (Affects Parcels 1 and 3)

25. Terms, agreements, provisions, conditions and obligations as contained in Easement by and between Public Service Company of Colorado, a Colorado corporation and Thermo Cogeneration Partnership, a Colorado general partnership recorded March 2, 1993 in Book 1372 as Reception No. 02323677.

     NOTE: Notice of Assignment recorded April 13, 1993 in Book 1378 as Reception No. 02323780.
     (Affects Parcel 2)

26. Easement and right of way for a perpetual easement for the transmission and distribution of electricity, as granted to Public Service Company of Colorado, a Colorado Corporation by Thermo Cogeneration Partnership, a Colorado General Partnership, recorded February 19, 1993 in Book 1371 as Reception No. 02322325, affecting the following described property:

     A parcel of land located in the N3/4 of the E1/2 of the W1/2 of the NW1/4 of the NW1/4 of Section 34, Township 2 North, Range 66 West of the 6th P.M., being more particularly described as follows: Commencing at the Northwest corner of said Section 34, whence the North quarter corner of said Section 34 bears North 89 degrees 07 minutes 11 seconds East a distance of 2657.40 feet; thence North 89 degrees 07 minutes 11 seconds East along the Northerly line of said NW1/4 of Section 34 a distance of
     332.18 feet; thence South 00 degrees 36 minutes 54 seconds East along the Westerly line of said

     E1/2 of the W1/2 of the NW1/4 of the NW1/4 of Section 34 a distance of
     260.00 feet to the Point of Beginning; thence North 89 degrees 07 minutes 11 seconds East along a line 260.00 feet Southerly of and parallel with the Northerly line of said NW1/4 of Section 34 a distance of 125.00 feet; thence South 00 degrees 36 minutes 54 seconds East along a line parallel with and 125.00 feet Easterly of said Westerly line of the E1/2 of the W1/2 of the NW1/4 of the NW1/4 of Section 34 a distance of 734.90 feet; thence South 89 degrees 14 minutes 09 seconds West along the Southerly line of said N3/4 of the E1/2 of the W1/2 of the NW1/4 of the NW1/4 of Section 34 a distance of 125.00 feet; thence North 00 degrees 36 minutes 54 seconds West along the Westerly line of said E1/2 of the W1/2 of the NW1/4 of the NW1/4 of Section 34, a distance of 734.65 feet to the Point of Beginning; (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

27. Easement and right of way for the transmission and distribution of electricity, as granted to Public Service Company of Colorado, a Colorado corporation by Thermo Cogeneration Partnership, a Colorado general partnership, recorded February 19, 1993 in Book 1371 as Reception No. 02322324, affecting the following described property:

     A parcel of land located in the NE1/4 of Section 33 and the NW1/4 of
     Section 34, in Township 2 North, Range 66 West of the 6th P.M., County of Weld, State of Colorado, more particularly described as follows: Commencing at the NE corner of said Section 33; thence South 0 degrees 38 minutes 05 seconds East, along the East line of said NE1/4 Section 33, a distance of 1377.87 feet to a point; thence South 89 degrees 09 minutes 37 seconds West, and parallel to the North line of said NE1/4 section 33, a distance of 80.41 feet to the True Point of Beginning; thence North 0 degrees 37 minutes 13 seconds West a distance of 57.80 feet to a point; thence North 59 degrees 15 minutes 51 seconds East a distance of 92.93 feet to a point on the East line of said NE1/4 Section 33; thence continuing North 59 degrees 15 minutes 51 seconds East a distance of 106.49 feet to a point; thence North 0 degrees 37 minutes 12 seconds West, a distance of 226.57 feet to a point on the South property line of the existing Ft. Lupton Substation, as recorded with the Weld County Clerk and Recorder in Book 1513, Page 39, Reception No. 1286668; thence North 89 degrees 14 minutes 09 seconds East, along the South line of said Fort Lupton Sub property, a distance of 100.00 feet to a point; thence South 0 degrees 37 minutes 13 seconds East a distance of 284.43 feet to a point; thence South 59 degrees 15 minutes 51 seconds West a distance of 222.06 feet to a point on the East line of said Section 33; thence continuing South 59 degrees 15 minutes 51 seconds West a distance of 92.96 feet to a point; thence North 0 degrees 37 minutes 13 seconds West a distance of 57.80 feet to the Point of Beginning.

     (Affects Plant Site)
     As shown on Survey by Alpha Engineering Co. dated April 7, 1993.

28. Matters of survey as shown on ALTA/ACSM Land Title Survey Plat by Alpha Engineering date of certification April 7, 1993, File No. 34-2N6-10, including the following:

     A. Weather Observation Tower, guy wire, anchors, underground electric service line and access road.

     B. Union Pacific Resources Oil Well #2 Ranchero 41-33 Lease Spindle Field Well, oil well anchors, underground electric service line and access road.

     C.   3" Fiberglass Flow Line.

     D.   Underground electric service lines, and overhead electric lines.

     E. United Power Electric Transformer Pedestal, temporary breaker box panels, underground electric service line to building, transformer and breaker box panels, and underground telephone line and service line to building.

     F. 4" Gas Panhandle Eastern Pipe Line which is not described in easements of record, which is shown on the survey described above as running from a point Southerly of the Southwest corner of the Public Service Company substation, as shown on said survey, in a slightly Southwesterly direction to the Westerly boundary of the subject property.

     G.   Narco Erica No. 1 Gas Well, and dirt lease road thereto.

     H. Electric Transmission easement as contained in instrument recorded February 19, 1993 in Book 1371 as Reception No. 02322324, which lies within the area contained in the 8 foot high chain link fence.

     I.   6" Gas, Westgas Pipeline, over Parcel 2 only.

     J. Weld County Road 16 over the Northerly 30 feet of Parcel 2 only. (Affects Parcel 1 and 2)

29. All oil and gas and other minerals in, on, or under the above described land, provided, however, that no portions of the above described land shall be used by the grantors, their heirs, assigns or legal representatives for the purpose of prospecting for, drilling for mining or recovery of any such oil, gas and other mineral, oil, gas or other mineral will not be removed to such an extent to undermine or disturb any structures which may be erected on the above described property as reserved by George A. Monson, Martha M. Richardson, Ruth D. Anderson also known as Ruth D. Anderson and Anna Monson Wallis in the deed recorded September 16, 1958 in Book 1513 at Page 39, and any interests therein or rights thereunder.
     (Affects Parcel 2

30. Oil and gas lease between Public Service Company of Colorado and Machii-Ross Petroleum Company dated June 14, 1971, recorded July 19, 1971 in Book 650 as Reception No. 1571805, and any interests therein or rights thereunder.

     NOTE: Correction of Oil and Gas Lease recorded February 24, 1978 in Book 760 as Reception No. 1681927.

     Note: Extension of the above lease as claimed by Affidavit of Production, pursuant to CRS 38-42-106, by Paul H. Mershon, Jr. recorded November 15, 1976 in Book 782 as Reception No. 1703543 and recorded December 23, 1976 in Book 785 as Reception No. 1706871 and by W. B. Macey and Mershon, Inc., recorded January 29, 1985 in Book 1056 as Reception No. 1996787.
     (Affects Parcel 2)

31. Covenants, Conditions, Restrictions, which do not contain a forfeiture or reverter clause, but omitting restrictions, if any based on race, color, religion, or national origin as contained in instrument recorded March 30, 1993 in Book 1375 as Reception No. 02326942, and any and all amendments and supplements thereto.
     (Affects Parcel 1)

32. Reservation of right of way for any ditches or canals constructed by authority of the United States, in U.S. Patent recorded July 12, 1917 in Book 333 at Page 109.
     (Affects Parcel 3)

33. Easement and right of way to construct, maintain, lower, inspect, repair, replace, operate and remove an underground pipe line and all appurtenances necessary for the maintenance and operation of said line and for the transportation of oil, natural gas, and related substances, as granted to Panhandle Eastern Pipe Line Company, a Delaware Corporation by Ranchero Development Corporation and Mel Anderson, Attorney in Fact for Ruth B. Anderson and Martha J. Richardson and Evelyn B. Monson and George A. Monson, Jr. as Trustees under that certain Revocable Trust Agreement of George A. Monson and Evelyn B. Monson dated September 21, 1967, recorded December 5, 1974 in Book 728 as Reception No. 1649761, affecting the following described property:

     That part of the SW1/4 of Section 34, S1/2 of Section 33, and S1/2 of SE1/4 of Section 32, Township 2 North, Range 66 West, Weld County, Colorado, more particularly described as a strip of land 50.00 feet in width, the centerline of which is described as follows: Beginning at a point on the East line of said SW1/4 of said Section 34; said point being North along said East line a distance of 65.00 feet from the Southeast corner of said SW1/4; thence turning a Southwesterly angle of 75 degrees 25 minutes 42 seconds to said East line and running for a distance of 38.64 feet to a point; thence turning an angle to the right of 15 degrees 00 minutes 00 seconds and running 55.00 feet parallel to the South line of said SW1/4 for a distance of 2607.73 feet to a point on the West line of said SW1/4 of
     Section 34 which is also the East line of said S1/2 of Section 33, said point being North along said West line a distance of 55.00 feet from the Southwest corner of said SW1/4; thence turning an angle to the right of 00 degrees 06 minutes 26 seconds and running 55.00 feet parallel to the South line of said S1/2 for a distance of 2642.95 feet to a point; thence turning an angle to the left of 00 degrees 26 minutes 30 seconds and running 55.00 feet parallel to said South line for distance of 2644.64 feet to a point on the West line of said S1/2 of said Section 33, which is also the East line of said S1/2 of SE1/4 of Section 32, said point being North along said East line a distance of 55.00 feet; thence turning an angle to the right of 00 degrees 07 minutes 55 seconds and continuing 55.00 feet parallel to the South line of said S1/2 of the SE1/4 for a distance of 100.00 feet to the end of the line.
     (Affects Parcel 3)

34. Easement and right of way to construct, maintain, lower, inspect, repair, replace, operate, and remove an underground pipe line and all appurtenances necessary for the maintenance and operation of said line and for the transportation of oil, natural gas, and related substances, as granted to Panhandle Eastern Pipe Line Company, a Delaware Corporation by Rennoc Corporation, a Colorado Corporation, in the instrument recorded May 14, 1982 in Book 967 as Reception No. 1891623, the location of which is shown in the map attached to said instrument.
     (Affects Parcel 3)

35. Easement and right of way to construct, maintain, inspect, operate, replace, change one or more underground electric line (3), padmounted transformer bank and electrical meters, as granted to Macey & Mershon Oil Inc. by Rennoc Corporation, recorded December 10, 1984 in Book 1052 as Reception No. 01991536, affecting the following described property:

     The right-of-way will be that portion of the E1/2 of the W1/2 of Section 34, Township 2 North, Range 66 West, 6th P.M: 15 feet in width on the West side of the existing lease road. Said lease road beginning on the Southerly boundary of Section 34 approximately 1980 feet East of the Southwest corner of said section and then proceeding North a distance of 4320 feet and then turning West a distance of 330 feet
     (Affects Parcel 3)

36. Easement and right of way to construct, maintain, inspect, operate, replace, change or remove one steel pipeline, as granted to Amoco Production Company, a Delaware Corporation by Rennoc Corporation, recorded June 17, 1985 in Book 1073 as Reception No. 02013588, affecting the following described property:

     A 50 foot construction R-O-W and a 18 foot permanent R-O-W whose center line is for a pipeline located in Section 34, T.2N., R.66W., of the 6th P.M., County of Weld, State of Colorado, more particularly described as:
     Beginning at the S1/4 corner Section 34, thence North 87 degrees 25 minutes 10 seconds West 755.16 feet of the True Point of Beginning, thence East
     70.7 feet, thence North 02 degrees 44 minutes East 490.0 feet, thence North 10 degrees 35 minutes West 290.5 feet, thence North 00 degrees 11 minutes West 1009.0 feet, thence North 12 degrees 44 minutes East 233.6 feet, thence North 17 degrees 29 minutes West 188.3 feet, thence North 00 degrees 35 minutes East 601.5 feet, thence North 07 degrees 20 minutes East 341.6 feet, thence North 08 degrees 42 minutes West 360.6 feet, thence North 00 degrees 11 minutes East 867.5 feet, thence North 89 degrees 32 minutes West
     205.4 feet to end of line.
     (Affects Parcel 3)

37. Easement and right of way for the purpose of laying, constructing, maintaining, operating, repairing, replacing and removing pipeline (with fittings, tie-overs, cathodic protection equipment, all appliances appurtenant thereto) for the transportation of oil, gas, or any other liquids or substances, as granted to Macey & Mershon Oil Inc., a New Mexico Corporation by Rennoc Corporation, a Colorado Corporation, in the instrument recorded March 9, 1988 in Book 1187 as Reception No. 02133432, the location of which is shown in the map attached to said instrument. (Affects NE1/4SW1/4 Section 34 of Parcel 3)

38. Mortgage and Deed of Trust from Public Service Company of Colorado, a Colorado Corporation to Morgan Guaranty Trust Company of New York formerly Guaranty Trust Company of New York, to secure First Mortgage Bonds from time to time issued, dated December 1, 1939, recorded December 1, 1939 in Book 1053 at Page 272, and any and all supplements thereto.
     (Affects Parcel 2)

39. Terms and Conditions which contain leases and options to purchase as contained in Thermo Supply Lease Agreement between Thermo Cogeneration Partnership, a Colorado General Partnership and Rocky Mountain Produce Limited Liability Company, as disclosed to Transamerica Title Insurance Company.

     NOTE: Subordination Non-disturbance and Attornment Agreement recorded April 9, 1993 in Book 1377 as Reception No. 02328326.

40. Construction and Term Loan Deed of Trust, Security Agreement and Assignment of Rents from Thermo Cogeneration Partnership, L.P., a Delaware limited partnership to the Public Trustee of the County of Weld for the use of The Prudential Insurance Company of America, as lead agent for the Security Parties to secure $202,000,000.00 dated April 7, 1993, recorded April 9, 1993 in Book 1377 as Reception No. 02328322.

41. Security interest under the Uniform Commercial Code affecting the subject property, notice of which is given by Financing Statement from Thermo Cogeneration Partnership, L.P., debtor(s), to The Prudential Insurance Company of America, as Lead Agent, secured party, recorded April 9, 1993 in Book 1377 as Reception No. 02328323 and filed April 9, 1993 as Filing No. U0250958.

42. Terms, provisions, and easements as contained in Surface Use Agreement between Thermo Cogeneration Partnership, L.P., a Delaware limited partnership and Amoco Production Company, a Delaware corporation recorded April 9, 1993 in Book 1377 as Reception No. 02328329.
     (Affects Plant Site)

43. Terms, provisions, and easements as contained in Surface Use Agreement between Thermo Cogeneration Partnership, L.P., a Delaware limited partnership and Basin Exploration, Inc., a Colorado corporation, recorded April 9, 1993, in Book 1377 as Reception No. 02328330.
     (Affects Plant Site)

44. Terms, provisions, easements and costs as contained in Agreement (Coalbed Methane Gas) between Union Pacific Land Resources Corporation and Thermo Cogeneration Partnership, L.P., a Delaware limited partnership recorded April 9, 1993 in Book 1377 as Reception No. 02328335.
     (Affects Plant Site)

45. Terms, provisions, easements and costs as contained in Agreement (Oil, Gas and Associated Liquid Hydrocarbons) between Union Pacific Resources Company and Thermo Cogeneration Partnership, L.P., a Delaware limited partnership recorded April 9, 1993 in Book 1377 as Reception No. 02328336. (Affects Plant Site)

46. Terms, provisions and charges as provided in lease agreement as evidenced by Memorandum of Lease Agreement between Rock Springs Royalty Company, a Utah corporation and Thermo Cogeneration Partnership, L.P., a Delaware limited partnership recorded April 9, 1993 in Book 1377 as Reception No. 02328337.
     (Affects Plant Site)

47. Terms and provisions as contained in Nondisturbance Agreement between Thermo Cogeneration Partnership, L.P., a Delaware limited partnership, David C. Conner, Kurt W. Conner and Nancy S. Keeth recorded April 9, 1993 in Book 1377 as Reception No. 02328338.
     (Affects Greenhouse Site)

                                 SCHEDULE 2.02
                                 -------------

                  GREENHOUSE WASTEWATER DISCHARGE QUANTITIES
                  ------------------------------------------

               (Existing Greenhouse and New Greenhouse Combined)


                      Maximum Wastewater Discharge/1//
                      -------------------------------

             Gal./Month  Gal./Day  Avg. gpm
             ----------  --------  --------
January         688,890    22,222        15

February        800,001    25,806        18

March         1,180,953    38,095        26

April         1,333,332    43,011        30

May           1,586,604    51,181        36

June          1,714,287    55,300        38

July          1,714,428    57,143        40

August        1,771,428    57,143        40

September     1,333,332    43,011        30

October         984,126    31,746        22

November        761,904    24,578        17

December        688,890    22,222        15
              ---------
             14,615,175


/1//    Maximums stated at 150% of expected discharge.
 -

FILE ????? -10??                 THERMO COGENERATION PARTNERSHIP          GAS USE AND TRANSPORTATION SUMMARY
OCTOBER 199?

                                             05-JUN-97

                                                                                                   PAGE 1 OF 2


-------------------------------------------------------------------------------------------------------------------
                                NOMINATED                                               RECEIPT       ESTIMATED
SUPPLY                            VOLUME        PRICE        # OF DAYS    VOLUME         POINT         TOTAL
-------------------------------------------------------------------------------------------------------------------
RANGE              FIXED               3,000       $2.097           31       93.000       ANGI          $189,441.00

                   INDEX              10,084       $1.300           31      311.985       ANGI          $405,581.00

               ADDITIONAL #1           2,000       $1.400           31       62,000        CIG          $ 86,835.00
               ADDITIONAL #2           3,000       $2.160            2        6,000      CIG(EDE)       $ 13,080.00
               ADDITIONAL #3           6,000       $2.120            1        6,000        CIG          $ 12,720.00

VESSELS          FINED                 3,619       $2.149           31      116,392      VOG-CIG        $254,341.00
          FIXED [ADDITIONAL]           1,503       $2.149            0       12,000      VOG-CIG        $ 25,779.50



WGR            ADDITIONAL #1           5,000       $2.100            1        5,000      CIG(WAT)       $ 10,500.00
               ADDITIONAL #2           5,000       $2.100            5       25,000      PSCo(EDE)      $ 52,508.00

               ADDITIONAL #1           2,000       $1.330           31       62,000      CIG(BER)       $ 62,450.00
PATINA         ADDITIONAL #2           2,000       $1.330            8       16,000      CIG(ROG)       $ 21,260.00
               ADDITIONAL #2a          2,000       $1.500            2        4,000      CIG(ROG)       $  8,000.00
               ADDITIONAL #2b          2,000       $1.700            6       12,000      CIG(ROG)       $ 20,400.00
               ADDITIONAL #2c          2,000       $1.770            1        2,000      CIG(ROG)       $  3,540.00
               ADDITIONAL #2d          2,000       $1.660            4        6,000      CIG(ROG)       $ 14,800.00

H.S RESOURCES  ADDITIONAL #1           3,000       $1.430           31       93.000      CIG(MEW)       $132,990.00
               ADDITIONAL #2           3,744       $1.420            5       18,720      PSCo(WAT)      $ 28,769.60


COASTAL GAS    ADDITIONAL #1           2,722       $1.820           21       57,160     CIG(???)        $104,031.20

KN ENERGY      ADDITIONAL #1           5,000       $1.488            7        6,000     PSCo(WAT)       $ 51,600.00
               ADDITIONAL #2           5,000       $1.550            1        5,000     CIG(WAT)        $  4,650.00
               ADDITIONAL #3           5,000       $1.550            5       15,000     PSCo(WAT)       $ 23,250.00
               ADDITIONAL #4           5,000       $1.700            4       20,000     PSCo(WAT)       $ 34,000.00


AMOCO          ADDITIONAL #1           5,000       $1.350           31      165,000     PSCo(WAT)       $289,250.00
               ADDITIONAL #2           1,500       $1.810            5        7,500     PSCo(WAT)       $ 13,575.00
               ADDITIONAL #3           1,500       $1.090            7       10,500     PSCo(WAT)       $ 17,745.00

                                       4,000       $2.000            6       24,000        CIG         ($ 52,600.00) INVOICED
                                                                            (24,000)
EMRON (SALES)                          4,000       $2.450            2        8,000        CIG         ($ 10,600.00) INVOICED
                                                                             (8,000)
ENERGY        STAMP PAYMENT          217,000      $0.0700            0            0        SWAP        ($ 15,190.00)
                (OCTOBER)

                                                            TOTAL         1,15?,250
                                           ESTIMATED 25% FUEL-???           (26,956)
                                                            TOTAL         1,129,892                   $1,729,684.73
------------------------------------------------------------------------------------------------------------------

-----------------------------------------
OCTOBER 1996

SALES

      EXCESS SUPPLY                     $0

      AMOCO                       $130,514

      PROJ RESERVES               $ 13,123
------------------------------------------
TOTAL SALES                       $143,636
==========================================

PURCHASES:


      PLANT                     $1,729,695


      AMOCO                     $  177,285


      PROJ REVENUES             $   17,301
------------------------------------------

TOTAL PURCHASES:                $1,924,280

------------------------------------------
MAKEUP (TAKE OR PAY)


==========================================

TRANSPORATION &
STORAGE                         $   96,807

==========================================

TOTAL FUEL COST
PURCH & MAKEUP                  $1,877,452
I & S {SALES}
==========================================
BUST OF FUEL
($ PER MMBTU)                   $    1.562

==========================================